BLONDER TONGUE LABORATORIES, INC.

BARGAINING UNIT PENSION PLAN

AND

TRUST AGREEMENT

AMENDED AND RESTATED

EFFECTIVE

FEBRUARY 1, 2011

TABLE OF CONTENTS

ARTICLE I – DEFINITION OF TERMS		1
ARTICLE II – FUNDING POLICY FOR PLAN BENEFITS		15
2.01	Funding Method	15
2.02	Funding Standard Account	15
2.03	Investment Policy	15
2.04	Insurance Contracts	15
2.05	Investment Fund	15
2.06	Nontransferability of Annuity Contracts	16
2.07	Power to Purchase Keyman Insurance	16
2.08	Predecessor Plan Assets	16
ARTICLE III – ELIGIBILITY AND PARTICIPATION		17
3.01	Age and Service Requirements	17
3.02	Plan Administrator to Furnish Eligibility Information	17
3.03	Information to be Provided by Employee	17
3.04	Reclassification Out of or Into the Excluded Class	17
3.05	Breaks in Service	18
3.06	Re-employment and Commencement of Participation	18
3.07	Election Not To Participate	18
3.08	Effect of Participation	18
ARTICLE IV – ELIGIBILITY FOR RETIREMENT BENEFITS		19
4.01	Normal Retirement	19
4.02	Early Retirement	19
4.03	Postponed Retirement	19
4.04	Disability Retirement	19
ARTICLE V – AMOUNT OF RETIREMENT BENEFITS		21
5.01	Normal Retirement Benefit	21
5.02	Early Retirement Benefit	21
5.03	Postponed Retirement Benefit	21
5.04	Disability Retirement Benefit	22
ARTICLE VI – FORMS AND PAYMENT OF RETIREMENT BENEFITS		23
6.01	Normal Form of Retirement Benefit	23
6.02	Automatic Qualified Joint and Survivor Annuity	23
6.03	Optional Forms of Retirement Benefit	23
6.04	Payment of Small Amounts	24
6.05	Restrictions on Forms of Retirement Benefits	25
6.06	Notice and Election of Form of Retirement Benefit	25
6.07	Consent of Spouse	26
6.08	Required Distributions	27
6.09	When Benefits Are Payable:	29
6.10	Manner of Providing Benefits	31
6.11	Direct Rollovers	31
ARTICLE VII – DEATH BENEFITS PRIOR TO RETIREMENT		34
7.01	General	34
7.02	Qualified Pre-retirement Survivor Annuity	34

7.03	Payment of Death Benefits	35
7.04	Required Distributions	35
ARTICLE VIII – TERMINATION OF EMPLOYMENT AND VESTING		38
8.01	Vesting of Benefits	38
8.02	Vesting Schedule	38
8.03	Amendments to the Vesting Schedule	38
8.04	Distribution of Vested Accrued Benefit	39
8.05	Accrued Benefit Upon Re-employment	39
8.06	Repayment of Distribution	40
8.07	Breaks in Service and Vesting	40
8.08	Effect of Social Security Changes	41
8.09	Disposition of Non-Vested Benefits	41
ARTICLE IX – CONTRIBUTIONS BY PARTICIPANTS		42
9.01	Mandatory Participant Contributions	42
9.02	Voluntary Contributions by Participants	42
9.03	Rollover Contributions by Participants	42
ARTICLE X – LOANS TO PARTICIPANTS		43
10.01	Availability of Loans	43
ARTICLE XI – RESTRICTIONS TO PREVENT DISCRIMINATION		44
11.01	Restrictions to Prevent Discrimination	44
11.02	Repayment of Restricted Benefits	44
ARTICLE XII - FIDUCIARY DUTIES		46
12.01	General Fiduciary Duty	46
12.02	Allocation of Responsibilities	46
12.03	Delegation of Responsibilities	46
12.04	Liability for Allocation or Delegation of Responsibilities	46
12.05	Liability for Co-Fiduciaries	47
12.06	Same Person May Serve in More than One Capacity	47
ARTICLE XIII - THE PLAN ADMINISTRATOR		48
13.01	Appointment of Plan Administrator	48
13.02	Acceptance by Plan Administrator	48
13.03	Signature of Plan Administrator	48
13.04	Appointment of an Investment Manager	48
13.05	Duties of the Plan Administrator	48
13.06	Claims Procedure	49
13.07	Claims Review Procedure:	50
13.08	Compensation and Expenses of Plan Administrator	53
13.09	Removal or Resignation	53
13.10	Records of Plan Administrator	53
13.11	Other Responsibilities	53
ARTICLE XIV – THE TRUSTEE		54
14.01	Appointment of Trustee	54
14.02	Acceptance by Trustee	54
14.03	Signature of Trustee	54
14.04	Co-Trustees	54
14.05	Allocation of Responsibilities	54

14.06	Removal or Resignation	54
14.07	Action by Trustee	55
14.08	Records and Statement	55
14.09	Responsibility for Plan Assets	55
14.10	Investment Powers and Duties of the Trustee	55
14.11	Other Powers of the Trustee	56
14.12	Duties of the Trustee Regarding Payments	59
14.13	Compensation and Expenses of Trustee	59
14.14	Payment of Expenses	59
14.15	Indemnification of Trustee	59
ARTICLE XV – THE EMPLOYER AND PLAN SPONSOR		1
15.01	Notification	1
15.02	Record Keeping	1
15.03	Bonding	1
15.04	Signature of Employer	1
15.05	Plan Counsel and Expenses	1
15.06	Other Responsibilities	1
15.07	Employer Contributions	2
ARTICLE XVI – AMENDMENT OF PLAN		3
16.01	Power to Amend	3
16.02	Limitations on Amendments	3
16.03	Method of Amendment	4
16.04	Notice of Amendment	4
ARTICLE XVII – TERMINATION OF PLAN		5
17.01	Right to Terminate	5
17.02	Effect of Termination	5
17.03	Manner of Distribution	8
17.04	Residual Amounts	8
17.05	Termination of an Employer	8
17.06	Partial Termination	8
17.07	Effect of Partial Termination	8
ARTICLE XVIII - THE INSURER		9
18.01	Actions Consistent with Terms of Contracts	9
18.02	Insurer not a Party to Plan	9
18.03	Signature of Trustee	9
18.04	Validity of Contracts	9
ARTICLE XIX – LIMITATIONS ON BENEFITS		10
19.01	Special Definitions	10
19.02	Limitations Applicable to this Plan	14
19.03	Aggregation of Plans	21
19.04	Formerly Affiliated Plans of the Employer	21
19.05	Plans of a Predecessor Employer	21
19.06	Benefits Under Terminated Plans	22
19.07	Benefits Transferred From the Plan	22
19.08	Special Rules	22
ARTICLE XX – TOP-HEAVY PROVISIONS		23

20.01	Application	23
20.02	Special Definitions	23
20.03	Top-Heavy Minimum Accrued Benefit: For any Plan Year in which the Plan is Top-Heavy	27
20.04	Nonforfeitability of Minimum Accrued Benefit	28
20.05	Minimum Vesting Provision	28
ARTICLE XXI – MISCELLANEOUS		29
21.01	Participant’s Rights	29
21.02	Alienation	29
21.03	Actions Consistent with Terms of Plan	30
21.04	Performance of Duties	31
21.05	Validity of Plan	31
21.06	Legal Action	31
21.07	Gender and Number	31
21.08	Uniformity	31
21.09	Headings	31
21.10	Receipt and Release for Payments	31
21.11	Payments of Minors, Incompetents	32
21.12	Missing Persons	32
21.13	Merger or Consolidation	32
21.14	Prohibition Against Diversion of Funds	33
21.15	Period of the Trust	33
21.16	Misstatement of Age	33
21.17	Return of Contributions to the Employer	33
21.18	Counterparts	34
21.19	Limitations Based on Funded Status of the Plan	34
21.20	Limitations on Unpredictable Contingent Event Benefit	36

ESTABLISHMENT AND ADOPTION

THIS AGREEMENT AND DECLARATION OF TRUST is signed and executed on the day set forth below, but effective for all purposes as of February 1, 2011 by and between Blonder-Tongue Laboratories, Inc., a corporation organized and existing under the laws of the State of New Jersey, with principal offices located at One Jake Brown Road, Old Bridge, New Jersey, hereinafter referred to as the “Plan Sponsor”, and James Luksch and Robert Palle, hereinafter collectively referred to as the “Trustee”.

WITNESSETH

WHEREAS, effective as of January 1, 1976, Electrocomp, Inc. (a predecessor employer) established the Electrocomp Inc. Bargaining Unit Pension Plan (“Prior Plan”) and executed a Trust Agreement to provide retirement benefits for eligible Employees; and

WHEREAS, Blonder-Tongue Laboratories, Inc. became the successor Employer and Local No. 2066, IBEW the successor Union under said plan; and

WHEREAS, the Prior Plan and Trust Agreement was subsequently amended and restated as of February 1, 1984; February 1, 1987; February 1, 2001 and February 1, 2006; and

WHEREAS, Blonder-Tongue Laboratories, Inc. now wishes to amend and restate the Prior Plan and Trust Agreement for the benefit of its Employees who shall meet the eligibility requirements hereinafter set forth and for the benefit of the beneficiaries of such Employees, respectively, as hereinafter provided; and

WHEREAS, it is intended that this Plan and Trust meet all the requirements of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 and the Plan and Trust shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA and all formal regulations and rulings issued thereunder; and

WHEREAS, the provisions of this agreement shall apply only to persons who are, or who become, Participants in this Plan on or after the effective date of this agreement. Except as specifically provided in this agreement, the provisions of the Prior Plan will continue to apply to persons who are Former Participants on the effective date of this agreement, unless and until such time as such persons may again become Participants in this Plan.

THEREFORE, in consideration of the premises, it is hereby agreed as set forth below.

(i)

ARTICLE I – DEFINITION OF TERMS

As used in this Plan and Trust Agreement the following terms shall have the following meanings unless a different meaning is plainly required by the context:

1.01       “Accrued Benefit” shall mean, as of any given date, a monthly amount payable at a Participant’s Normal Retirement Date, on the Normal Form of Retirement Benefit, equal to the Normal Retirement Benefit which a Participant would be entitled to at his Normal Retirement Age, based on the Participant’s Years of Credited Service as of the given date. In no event shall the amount of a Participant’s Accrued Benefit be less than his Accrued Benefit under the terms of the Prior Plan as of January 31, 1987.

The Accrued Benefit shall be frozen effective August 1, 2006 and shall not increase thereafter.

1.02       “Actuarial Equivalent” shall mean an amount or series of amounts whose actuarial present value is equal to the actuarial present value of a given amount or series of amounts, determined on the basis of the Unisex Pension 1984 Mortality Table, set back 3 years, and interest at the rate of 6% per year, compounded annually.

Provided that, for purposes of determining whether a benefit shall be paid as a single lump sum payment under the automatic cash-out provisions of Section 6.04, and for purposes of determining the amount of any distribution of an Accrued Benefit paid as a single lump sum payment or as an annuity payable for a period other than the life of the Participant or the joint lives of the Participant and spouse, the actuarial present values shall be determined based on the Applicable Mortality Table and the Applicable Interest Rate.

1.03       “Affiliated Service Group” shall mean a group of corporations, partnerships, or other organizations which is an affiliated service group as defined in Code Section 414(m).

1.04       “Age” shall mean a person’s attained age.

1.05       “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant or Former Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant or Former Participant.

1.06       “Annual Compensation” shall mean the amount of compensation used for purposes of compliance with Code Section 415, as defined in Paragraph (c) of Section 19.01, during the calendar year that ends within a given Plan Year.

However, for any Self-Employed Individual, Annual Compensation shall mean Earned Income.

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Notwithstanding the above, for purposes of determining a Participant’s Accrued Benefit in any Plan Year beginning on or after January 1, 2002, the Annual Compensation taken into account for any year shall not exceed two hundred thousand dollars ($200,000), as adjusted by the Commissioner for increases in the cost of living after 2002 in accordance with Code Section 401(a)(17)(B). In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit for determination periods beginning before January 1, 2002 shall be $200,000. The cost of living adjustment in effect on January 1 of any calendar year shall apply to any determination period beginning in such calendar year. For this purpose, the “determination period” is any period not exceeding twelve (12) months over which compensation is determined. For any period of less than twelve (12) months, the limit on Annual Compensation in this paragraph shall be multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is twelve (12).

Effective October 13, 1996, Annual Compensation shall include imputed compensation during an Employee’s Qualified Military Service. An Employee’s imputed compensation during Qualified Military Service shall be:

(a)	The compensation the Employee would have received but for his Qualified Military Service; or

(b)	If such compensation is not reasonably certain, the compensation the Employee would have received had he received compensation during his Qualified Military Service at his average rate during the twelve (12) months immediately preceding his Qualified Military Service or, if shorter, his entire period of employment preceding his Qualified Military Service.

1.07       “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity. In the case of a benefit not payable in the form of an annuity, the Annuity Starting Date shall be the date on which such benefit is actually paid or begins to be paid.

1.08       “Applicable Interest Rate” shall mean, with respect to determining the amount of a benefit with an Annuity Starting Date on or after February 1, 2008, the interest rate prescribed under Code Section 417(e)(3)(C) (as it reads effective on and after the first day of the 2008 Plan Year) as in effect for the first calendar month preceding the Plan Year in which the distribution is made.

1.09       “Applicable Mortality Table” shall mean, with respect to determining the amount of a benefit with an Annuity Starting Date on or after February 1, 2008, the mortality table prescribed under Code Section 417(e)(3)(B) (as it reads effective on and after the first day of the 2008 Plan Year)

1.10       “Average Monthly Compensation” shall mean Average Annual Compensation divided by twelve (12).

1.11       “Beneficiary” shall mean any person, persons, or trust designated by a Participant in such form as the Plan Administrator may prescribe to receive any death benefit that may be payable hereunder if such person or persons survive the Participant. This designation may be revoked at any time in similar manner and form. In the event of the death of the designated Beneficiary prior to the death of the Participant, the Contingent Beneficiary shall be entitled to receive any death benefit.

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1.12       “Board of Directors” shall mean the Board of Directors of Blonder-Tongue Laboratories, Inc.

1.13       “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.14       “Contingent Beneficiary” shall mean the person, persons, or trust duly designated by the Participant to receive any death benefit from the Plan in the event the designated Beneficiary does not survive the Participant.

1.15       “Controlled Group” shall mean a group of corporations which constitutes a controlled group of corporations as defined in Code Section 414(b).

1.16       “Domestic Relations Order” shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

(a)	Relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant or Former Participant; and

(b)	Is made pursuant to a state domestic relations law (including a community property law).

1.17       “Earliest Retirement Age” shall mean the Age of a Participant on the earliest date on which such Participant could elect to receive a Retirement Benefit pursuant to Article IV.

1.18       “Earned Income” shall mean an individual’s net earnings from self-employment in the trade or business of the Employer, for which personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be reduced by contributions by the Employer to this Plan or any other qualified plan to the extent deductible under Code Section 404.

1.19       “Effective Date” shall mean February 1, 2011, the Effective Date of this Plan. The Effective Date of the Prior Plan is January 1, 1976.

1.20       “Employee” shall mean any person who is employed by the Employer or by any entity which, together with the Employer, is a member of a Controlled Group, Group Under Common Control or Affiliated Service Group or which is required to be Aggregated with the Employer under Code Section 414(o) in a capacity other than solely as a director or independent contractor. The term “Employee” shall include an individual who is a Self-Employed Individual.

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The term “Employee” shall also include a leased employee of the recipient Employer, but contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. If such leased employees constitute not more than twenty percent (20%) of the Employer’s non-highly compensated work force within the meaning of Code Section 414 (n)(5)(C)(ii), the preceding sentence shall not apply to any leased employee who is covered by a money purchase pension plan providing:

(a)	A non-integrated employer contribution rate of at least ten percent (10%) of compensation; and

(b)	Immediate participation with respect to any person who has received compensation from the leasing organization of at least one thousand dollars ($1,000) in any one of the four most recent plan years of such plan; and

(c)	Full and immediate vesting.

For purposes of this paragraph, the term “leased employee” means any person who is not an Employee of the recipient Employer who, pursuant to an agreement between the recipient Employer and any other person or organization (leasing organization), has performed services for the recipient Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the recipient Employer.

1.21       “Employer” shall mean the Plan Sponsor and any other entity which, with the authorization of the Plan Sponsor, may adopt this Plan. All such entities shall be treated as a single Employer for all purposes under this Plan, except when otherwise specifically provided.

Solely for purposes of determining Years of Eligibility Service, Years of Vesting Service and One Year Breaks in Service, any entity not adopting this Plan which, together with the Plan Sponsor, is a member of a Controlled Group, Group Under Common Control, or Affiliated Service Group shall also be treated as an Employer for the period of time during which such entity was a member of such group.

1.22       “Employment Commencement Date” shall mean the date on which the Employee first performs an Hour of Service for the Employer.

1.23       “Entry Date” shall mean the date an Employee became or becomes a Participant in the Plan or became a Participant under the Prior Plan. Entry Dates occur on the first day of each Plan Year.

1.24       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.25       “Excluded Employee” shall mean the following class of Employees who are not eligible to participate in this Plan:

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(a)	Employees whose employment is not governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between said Employee representatives and the Employer, for whom coverage under this Plan is provided.

1.26       “Fiduciary” shall mean and include the Trustee, Plan Administrator, Plan Sponsor, Investment Manager, and any other person or corporation who –

(a)	Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

(b)	Renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

(c)	Has any discretionary authority or discretionary responsibility in the administration of the Plan; or

(d)	Is described as a “fiduciary” in Sections 3(14) or (21) of ERISA or is designated to carry out fiduciary responsibilities pursuant to this Agreement to the extent permitted by Section 405(c)(1)(B) of ERISA.

1.27       “Former Participant” means a person who was a Participant and is retaining a Vested Accrued Benefit under the Plan.

1.28       “Group Under Common Control” shall mean a group of trades or businesses (whether or not incorporated) which are under common control as defined in Code Section 414(c).

1.29       “Hour of Service” shall mean and be determined as follows:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the year or years in which the duties are performed.

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single year). Hours under this paragraph shall be calculated and credited pursuant to Sections 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

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(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the year or years to which the award or agreement pertains rather than the year in which the award, agreement or payment is made.

(d)	Hours of Service shall be determined on the basis of actual hours for which an Employee is paid, entitled to payment or for which back pay is awarded or agreed to.

(e)	Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

(f)	In the case of an Employee who is absent from work for any period:

(1)	By reason of the pregnancy of the Employee;

(2)	By reason of the birth of a child of the Employee;

(3)	By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(4)	For purposes of caring for such child for a period beginning immediately following such birth or placement;

Hours of Service, solely for purposes of determining whether a One-Year Break in Service has occurred, shall include:

(1)	The Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

(2)	In any case in which the Plan is unable to determine the hours described in clause (1), eight (8) Hours of Service per day of such absence,

except that the total number of hours treated as Hours of Service under this Section by reason of any such pregnancy or placement shall not exceed five hundred and one (501) hours less the number of Hours of Service credited to an Employee pursuant to Subsections (a) through (e) above, for an absence described in this Subsection (f). The hours described in this Subsection (f) shall be treated as Hours of Service only in the computation period in which the absence from work begins, if an Employee would be prevented from incurring a One-Year Break in Service in such computation period solely because the period of absence is treated as Hours of Service as provided herein; or in any other case, in the immediately following computation period. Notwithstanding the foregoing, no credit will be given pursuant to this Subsection (f) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to herein, and the number of days for which there was such an absence.

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(g)	Effective October 13, 1996, an Employee’s Qualified Military Service shall be treated as service for the Employer. An Employee’s imputed Hours of Service during Qualified Military Service shall be:

(1)	The Hours of Service the Employee would have worked but for his Qualified Military Service; or

(2)	If such Hours of Service is not reasonably certain, the Hours of Service the Employee would have worked had he worked during his Qualified Military Service at his average rate during the twelve (12) months immediately preceding his Qualified Military Service or, if shorter, his entire period of employment preceding his Qualified Military Service.

(h)	The Plan Administrator shall determine an Employee’s Hours of Service from records of hours for which the Employee is paid or entitled to payment or for which payment is otherwise due from the Employer. The Plan Administrator may use any records to determine Hours of Service which it considers an accurate reflection of the facts.

1.30       “Insurance Contract” shall mean an individual contract, or allocated coverage under a group contract, of life insurance issued by an Insurer.

1.31       “Insurer” shall mean any legal reserve life insurance company that may issue insurance or annuity contracts under this Plan.

1.32       “Investment Fund” shall mean any assets of the Trust Fund not applied by the Trustee to purchase Insurance Contracts or annuity contracts.

1.33       “Investment Manager” shall mean any Fiduciary (other than a Trustee or Named Fiduciary) who:

(a)	Has the power to manage, acquire or dispose of any asset of the Plan;

(b)	Is (i) registered as an investment advisor under the Investment Advisors Act of 1940; (ii) a bank as defined in that Act; or (iii) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

(c)	Has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.34       “Limitation Year” shall mean the Plan Year.

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1.35       “Month of Employment” shall mean a calendar month during which an Employee is employed by the Employer.

1.36       “Named Fiduciary” shall mean the Plan Administrator.

1.37       “Normal Retirement Age” shall mean the Age of a Participant on his sixty-fifth (65th) birthday.

1.38       “Normal Retirement Date” shall mean the first day of the month coincident with or next following a Participant’s Normal Retirement Age.

1.39       “One Year Break in Service” shall mean a twelve (12) consecutive month period during which an Employee has not completed more than five hundred (500) Hours of Service. For purposes of eligibility, such twelve (12) consecutive month period shall be the same as that used to determine Years of Eligibility Service. For purposes of vesting, such twelve (12) consecutive month period shall be the same as that used to determine Years of Vesting Service. However, the following types of absence shall not constitute a One-Year Break in Service:

(a)	Temporary leave of absence granted by the Employer for sickness, or extended vacation, provided that persons under similar circumstances shall be treated alike;

(b)	Absence due to illness or accident while regular remuneration is paid;

(c)	Absence for Qualified Military Service.

1.40       “Participant” shall mean any Employee who on or after the Effective Date meets the requirements for participation hereunder. An Employee who satisfies such requirements shall remain a Participant until his death, Disability or Retirement or until the earlier of his receiving a distribution of his Vested Accrued Benefit or his incurring a One Year Break in Service following any other Termination of Employment.

1.41       “PBGC” shall mean the Pension Benefit Guaranty Corporation, a corporate body established under the provisions of Title IV of ERISA.

1.42       “Plan” shall mean Blonder-Tongue Laboratories Inc. Bargaining Unit Pension Plan, as stated herein and as may be amended from time to time.

1.43       “Plan Administrator” shall mean the person, persons, or corporation administering this Plan as provided in Article XIII hereof, and any successor or successors thereto.

1.44       “Plan Anniversary” shall mean the first day of the Plan Year.

1.45       “Plan Sponsor” shall mean Blonder-Tongue Laboratories, Inc.

1.46       “Plan Year” shall mean the one year period commencing February 1 and ending January 31.

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1.47       “Prior Plan” shall mean the Electrocomp Inc. Bargaining Unit Pension Plan.

1.48       “Qualified Domestic Relations Order” shall mean:

(a)	Any Domestic Relations Order which meets the following requirements:

(1)	Creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant or Former Participant under this Plan;

(2)	Specifies the name and the last known mailing address (if any) of the Participant or Former Participant and the name and mailing address of each Alternate Payee covered by the order;

(3)	Specifies the amount or percentage of the Participant’s or Former Participant’s benefits to be paid to each Alternate Payee therein named, or the manner in which such amount or percentage is to be determined;

(4)	Specifies the number of payments or period to which such order applies;

(5)	Specifies each plan to which such order applies;

(6)	Does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan;

(7)	Does not require this Plan to provide increased benefits (determined on the basis of actuarial value); and

(8)	Does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another judgment, decree, or order previously determined to be a Qualified Domestic Relations Order.

(b)	A Domestic Relations Order shall not be treated as failing to satisfy the requirements of Subsection (a)(6) of this Section, solely because such Domestic Relations Order requires that payment of benefits be made to an Alternate Payee:

(1)	On or after the date on which the Participant or Former Participant attains (or would have attained) his Earliest Retirement Age;

(2)	As if the Participant or Former Participant had retired on the date on which such payment is to begin under such order (but taking into account only the Actuarial Equivalent value of the benefits actually accrued and not taking into account the Actuarial Equivalent value of any Employer subsidy for early retirement); or

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(3)	In any form in which such benefits may be paid under this Plan to the Participant or Former Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

Notwithstanding the foregoing, if the Participant dies before attaining his Earliest Retirement Age, benefits shall be paid to the Alternate Payee only if the order requires survivor benefits to be paid to such Alternate Payee.

(c)	A Domestic Relations Order shall not be treated as failing to meet the requirements of Subsection (a)(2) of this Section merely because the Domestic Relations Order does not specify the current mailing address of the Participant or Former Participant or Alternate Payee, if the Plan Administrator has reason to know such address or addresses independently of the Domestic Relations Order.

(d)	A Domestic Relations Order shall not be treated as failing to meet the requirements of Subsection (a) of this Section merely because the Domestic Relations Order provides that survivor benefits required to be paid to a spouse be paid to an Alternate Payee who is a former spouse of the Participant or Former Participant and who was married to such Participant or Former Participant for at least one (1) year.

(e)	No Domestic Relations Order entered before January 1, 1985 shall be treated as a Qualified Domestic Relations Order except that:

(1)	If the Trust is paying benefits on January 1, 1985 pursuant to a Domestic Relations Order which complies with Subsection (a), then such order shall be deemed a Qualified Domestic Relations Order; and

(2)	The Plan Administrator may, in its sole discretion, treat any order entered before January 1, 1985 as a Qualified Domestic Relations Order even though such order does not comply with the requirements of Subsection (a).

(f)	No Domestic Relations Order shall be treated as a Qualified Domestic Relations Order if payments to an Alternate Payee under the Domestic Relations Order are contingent on the survival of the Alternate Payee, unless the payments to the Alternate Payee are under a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity.

To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse for purposes of this Plan.

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1.49       “Qualified Joint and Survivor Annuity” shall mean an immediate annuity which provides monthly payments to the Participant for his lifetime and continuing thereafter to his spouse, if surviving at the Participant’s death, for the spouse’s lifetime, in an amount not less than fifty percent (50%), nor more than one hundred percent (100%), of the amount which had been payable to the Participant. The term “Automatic Qualified Joint and Survivor Annuity” shall mean a Qualified Joint and Survivor Annuity which provides a survivor benefit to the spouse equal to fifty percent (50%) of the amount which had been payable to the Participant. For purposes of this Section, the spouse of the Participant on his Annuity Starting Date shall be considered to continue to be his spouse notwithstanding any subsequent divorce or remarriage of the Participant.

1.50       “Qualified Pre-retirement Survivor Annuity” shall mean an immediate annuity payable to the spouse of a Participant or Former Participant for the life of the spouse in monthly amounts equal to the monthly amount the spouse would have received under the Automatic Qualified Joint and Survivor Annuity if:

(a)	In the case of a Participant or Former Participant who dies after the date on which the Participant or Former Participant attained his Earliest Retirement Age, such Participant or Former Participant had retired with an immediate Automatic Qualified Joint and Survivor Annuity on the day before such Participant’s or Former Participant’s death; or

(b)	In the case of a Participant or Former Participant who dies before the date on which the Participant or Former Participant would have attained his Earliest Retirement Age, such Participant or Former Participant had

(1)	Separated from service on the date of his death (unless such Participant or Former Participant had already separated from service);

(2)	Survived to his Earliest Retirement Age;

(3)	Retired with an immediate Automatic Qualified Joint and Survivor Annuity at his Earliest Retirement Age; and

(4)	Died on the day after the day on which such Participant or Former Participant would have attained his Earliest Retirement Age.

For purposes of the above, if a Participant has elected a Qualified Joint and Survivor Annuity other than the Automatic Qualified Joint and Survivor Annuity and dies before his Annuity Starting Date, the elected Qualified Joint and Survivor Annuity shall be treated as the Automatic Qualified Joint and Survivor Annuity.

Payment of the Qualified Pre-retirement Survivor Annuity shall commence, unless otherwise elected by the surviving spouse, not later than as soon as administratively feasible following the later of the date of the Participant’s death, or the date on which the Participant would have attained his Earliest Retirement Age.

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1.51       “Qualified Military Service” shall mean any service by an Employee in the uniformed services of the United States (as defined in chapter 43 of title 38, United States Code), provided:

(a)	The Employee provides the Employer advance notice of such service, when such notice is practical;

(b)	The Employee is not dishonorably discharged;

(c)	The Employee is reemployed by the Employer within thirty (30) days following the completion of such service or any longer period during which his right to re-employment is protected by law; and

(d)	The cumulative length of the Employee’s absence from employment due to such service does not exceed five (5) years.

1.52       “Re-employment Commencement Date” shall mean the date on which an Employee, who has incurred both a Termination of Employment and a One Year Break in Service as a result of that termination, first performs an Hour of Service for the Employer following such Break in Service.

1.53       “Self-Employed Individual” shall mean an individual who has Earned Income for the taxable year from the trade or business of the Employer, or who would have had Earned Income but for the fact that the trade or business of the Employer had no net profits for the taxable year.

1.54       “Termination of Employment” shall mean, with respect to any Employee or Participant, the Employee’s or Participant’s separation from service with the Employer due to resignation; discharge; death; disability; retirement; failure to return to active service with the Employer at the end of an authorized leave of absence or the authorized extension(s) thereof; failure to return to active service with the Employer when duly called following a temporary layoff; failure to return to active service with the Employer within thirty (30) days (or any longer period during which his right to re-employment is protected by law) following the completion of Qualified Military Service; or any other event which, under the then current policy of the Employer, results in the termination of the employer-employee relationship. Termination of Employment shall not occur merely because of a transfer between the Plan Sponsor and an adopting Employer or between two adopting Employers.

1.55       “Trust” shall mean Blonder-Tongue Laboratories, Inc. Bargaining Unit Pension Trust, as stated herein.

1.56       “Trustee” shall mean that bank, trust company or other corporation possessing trust powers under applicable State or Federal law, or one or more individuals, or any combination thereof named as parties hereto, or any successor Trustee or Trustees hereunder.

1.57       “Trust Fund” shall mean all cash, securities, annuity contracts, Insurance Contracts, real estate and any other property held by the Trustee pursuant to the terms of this Agreement, together with investment earnings or losses thereon, less any applicable expenses of the Plan and Trust.

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1.58       “Vested Accrued Benefit” or “Vested Interest” shall mean that portion of a Participant’s Accrued Benefit which is non-forfeitable.

1.59       “Year of Credited Service” prior to February 1, 1976 shall be equal to the number of years and completed months elapsed from the Participant’s Employment Commencement Date through January 31, 1976.

Beginning February 1, 1976, Credited Service shall be based on Hours of Service within Plan Years as follows:

Hours of Service	Credited Future Service

1,800 or More	1 Year
1,350 to 1,799	3/4 Year
1,000 to 1,349	1/2 Year
Less than 1,000	0

Years of Credited Service shall be frozen effective August 1, 2006 and shall not increase thereafter.

1.60       “Year of Eligibility Service” shall mean an Eligibility Computation Period during which an Employee has completed at least one thousand (1,000) Hours of Service. For this purpose, the Employee’s initial Eligibility Computation Period shall be the twelve (12) consecutive month period which begins on the Employee’s Employment Commencement Date or Re-employment Commencement Date; and subsequent Eligibility Computation Periods shall be the Plan Year beginning within the initial Eligibility Computation Period or the Plan Year which begins on the day following the initial Eligibility Computation Period, and succeeding Plan Years. An Employee who is credited with one thousand (1,000) Hours of Service in both his Initial Eligibility Computation Period and his first Subsequent Eligibility Computation Period shall be credited with two Years of Eligibility Service.

1.61       “Year of Participation” shall mean a Plan Year which includes or is subsequent to a Participant’s Entry Date, during which the Participant has completed not less than one thousand (1,000) Hours of Service. Years of Participation shall include Years of Participation under the Prior Plan of which this Plan is an amendment and restatement.

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1.62       “Year of Vesting Service” shall mean a Vesting Computation Period during which an Employee has completed at least one thousand (1,000) Hours of Service. For this purpose, the Employee’s Vesting Computation Periods shall be Plan Years. Notwithstanding, the Vesting Computation Period for any year prior to the Effective Date of the Plan (and for the first Plan Year if such first Plan Year is a Short Plan Year) shall be a twelve (12) consecutive month period which ends on the same day of the year as did the Plan’s initial Plan Year. Further, if there is a change in the period covered by the Plan Year, the Vesting Computation Period shall change to cover a corresponding period. The first day of the new twelve (12) consecutive month Vesting Computation Period shall begin within the prior Vesting Computation period, so that the new period overlaps the prior period. In this overlapping period, any Employee will be credited with: one (1) Year of Vesting Service if he accrues one thousand (1,000) Hours of Service in only the prior Vesting Computation Period; one (1) Year of Vesting Service if he accrues one thousand (1,000) Hours of Service in only the new Vesting Computation Period; and two (2) Years of Vesting Service if he accrues one thousand (1,000) Hours of Service in each of the two overlapping Vesting Computation Periods.

A Participant’s Years of Vesting Service shall be determined based on all periods of employment with the Employer, including periods as an Excluded Employee, except for periods of employment prior to the Effective Date of the Plan.

To the extent not otherwise provided under the Plan, effective January 1, 2007, if an individual who was an Employee dies while performing Qualified Military Service, such individual’s period of time in Qualified Military Service through the date he died shall be counted as Years of Vesting Service.

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ARTICLE II – FUNDING POLICY FOR PLAN BENEFITS

2.01	Funding Method

The benefits provided by this Plan shall be funded by contributions of the Employer. Such contributions shall be determined by an Enrolled Actuary using an accepted actuarial cost method.

2.02	Funding Standard Account

A Funding Standard Account shall be maintained for this Plan. Each Plan Year the Funding Standard Account shall be charged with the amount determined under Section 2.01 and credited with the applicable contributions made for such Plan Year. In addition, the Funding Standard Account will be charged or credited with other amounts as may be required by the Code or ERISA including, but not necessarily limited to, amounts resulting from plan amendments, actuarial assumption changes, actuarial gains and losses and approved waived funding deficiencies. If the charges under the Funding Standard Account exceed the credits thereto a funding deficiency will exist. Such deficiencies shall be eliminated as required by law or regulation.

2.03	Investment Policy

This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining its investments hereunder, the Trustee shall take account of the advice provided by the Plan Administrator as to funding policy and the short and long-range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements therefor. Benefits may be provided through any combination of investment media designed to provide the requisite liquidity, growth and security appropriate to this Plan.

Benefits for Participants may be provided through any investment media offered by the Insurer, or through the purchase of shares in any regulated investment company as defined in Code Section 851(a), or through any investment proper and appropriate to be made by the Trustee in accordance with Article XIV, or through any combination of such investments.

2.04	Insurance Contracts

Except as provided in Section 2.07, no Insurance Contracts shall be purchased by the Trustee on the life of any Participant.

2.05	Investment Fund

The Employer shall contribute to an Investment Fund, which shall be established by the Trustee to provide such additional benefits, in addition to the proceeds or surrender values of any allocated annuity contracts, for Participants and their Beneficiaries provided by this Plan.

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2.06	Nontransferability of Annuity Contracts

In the event the assets of the Trust Fund include annuity contracts, all incidents of ownership in such contracts may be exercised by the Trustee, as directed by the Plan Administrator, except to the extent any death benefits payable thereunder may be paid to the Beneficiary designated by the Participant. All such contracts shall provide that the owner may not change the ownership of the contract, nor may it be sold, assigned or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose to anyone. This shall not, however, prevent assignment of applicable annuity contracts to a Participant as a distribution from the Plan.

2.07	Power to Purchase Keyman Insurance

The Trustee, if so instructed by the Plan Administrator, shall purchase keyman life insurance on the life of any Employee of the Employer (whether or not a Participant) who is considered essential to the successful operation of the Employer. Any such keyman life insurance policy shall be purchased as an investment of the Trust and not for the benefit or account of any particular Participant thereunder, and the entire death benefit under any such policy shall be made payable to the Trustee. Any insurance proceeds received by the Trustee as a result of such Employee’s death shall be treated as investment income to the Trust.

2.08	Predecessor Plan Assets

Prior to the adoption of this Plan, the Plan Sponsor maintained the Electrocomp Inc. Bargaining Unit Pension Plan, hereinafter referred to as the “Predecessor Plan,” which has been terminated. The Trustee shall receive and invest the assets of the Predecessor Plan from the trustee of such Predecessor Plan as long as each participant in such plan, if a Participant hereunder, would (if the Plan terminates) receive a benefit immediately following the date of transfer equal to or greater than the benefit he would have been entitled to receive under the Predecessor Plan. Such amounts shall be credited to the Predecessor Plan Account established by the Plan Administrator for each affected Participant. The establishment of such Accounts is for recordkeeping purposes only, and a physical segregation of assets shall not be required. Such Accounts shall be in addition to other benefits provided by this Plan.

Such Accounts shall be commingled and invested with other Trust assets, and shall be credited (charged) with a proportionate share of investment earnings (losses) and appreciation (depreciation) on the total assets of the Trust Fund, charged with any specific or proportionate share of expenses incurred by the Trustee in investing or administering such Accounts, and charged with any withdrawals or payments therefrom.

A Participant shall at all times be one hundred percent (100%) vested in his Predecessor Plan Account. The value of such Predecessor Plan Account may however, upon distribution, be more or less than the value of such assets immediately following receipt by the Trustee.

A Participant who incurs a Termination of Employment shall receive a distribution of the balance in his Predecessor Plan Account, if any, in the manner and form provided, in the case of retirement, in Article VI; in the case of death, in Article VII; and, in the case of Termination of Employment for any other reason, in Section 8.04. Such distribution shall be the Actuarial Equivalent of the balance in such Account. To the extent not already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to each Participant the right to receive any distribution from his Predecessor Plan Account in any optional form of benefit available under the Predecessor Plan (including time, manner and method of distribution) protected under Code Section 411(d)(6).

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ARTICLE III – ELIGIBILITY AND PARTICIPATION

3.01	Age and Service Requirements

An Employee who is not an Excluded Employee shall become a Participant in this Plan on the first Entry Date coincident with or next following the date on which he has first earned an Hour of Service with the Employer, unless he has terminated employment with the Employer prior to such Entry Date. Notwithstanding the eligibility requirements stated above, any Employee who was a Participant under the provisions of the Prior Plan shall be eligible to participate in this amended and restated Plan.

Participation in the Plan shall be frozen effective August 1, 2006. No Employee shall become a Participant on or after August 1, 2006.

3.02	Plan Administrator to Furnish Eligibility Information

As soon as practicable after the Effective Date, and not less than thirty (30) days prior to each subsequent Entry Date, the Plan Administrator shall determine which Employees become eligible on such date, and shall notify each such Employee of his eligibility, and of any application or other requirements for participation.

3.03	Information to be Provided by Employee

At the request of the Plan Administrator, each Employee eligible to become a Participant shall furnish such information as is not available from the Employer and execute such forms as reasonably required by the Plan Administrator to carry out his duties under the Plan, within a reasonable period of time after receiving notification of eligibility pursuant to Section 3.02.

3.04	Reclassification Out of or Into the Excluded Class

Any Employee, whether or not he has previously participated in the Plan, who was a member of the Excluded Class and is reclassified out of the Excluded Class shall be considered to have entered the Plan on the Entry Date immediately preceding the date of his reclassification if he had satisfied the requirements of Section 3.01 on such Entry Date.

Any Participant who is reclassified into the Excluded Class and who, prior to the reclassification, completed one thousand (1,000) Hours of Service in the Plan Year in which such reclassification occurred, shall be treated for purposes of determining his Years of Participation and Years of Credited Service as though the reclassification had not occurred until the first day of the following Plan Year.

Subject to the above, an Employee shall not be credited with any Years of Participation while a member of the Excluded Class. An Employee shall be credited with Years of Vesting Service and Years of Eligibility Service while a member of the Excluded Class.

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3.05	Breaks in Service

If an Employee terminated employment prior to becoming a Participant and incurred a One Year Break in Service, or if an Employee who was a Participant incurred a One Year Break in Service prior to becoming entitled to a Vested Accrued Benefit derived from Employer contributions, his Years of Eligibility Service prior to such One Year Break in Service shall be disregarded if his number of consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or his number of Years of Eligibility Service prior to such One Year Break in Service. Any Employee to whom this Section applies shall be treated as a new Employee as of his Re-employment Commencement Date and be required to again satisfy the requirements of Section 3.01.

Notwithstanding the previous paragraph, an Employee’s Years of Eligibility Service prior to the first Plan Year beginning after December 31, 1984 shall be disregarded if such Years of Eligibility Service would have been disregarded under the provisions of the Plan and Code Section 410(a)(5)(D) (as in effect on August 22, 1984) as of the day preceding the first day of such Plan Year.

3.06	Re-employment and Commencement of Participation

Subject to Section 3.05, an Employee who had met all the requirements of Section 3.01 but terminated employment prior to his Entry Date shall become a Participant on the date he is re-employed by the Employer. Subject to Section 3.05, an Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.

3.07	Election Not To Participate

At any time after the Plan Administrator notifies an Employee of his eligibility to participate in this Plan, the eligible Employee may elect in writing not to participate; provided, however, that no such election may be made if the effect thereof is either to prohibit initial qualification or to disqualify the Plan under Code Section 410(b)(1). Such electing Employee may later become a Participant effective for the Plan Year immediately after the Plan Year during which the Employee elects to participate, if the Employee then meets the requirements for participation under this Article III. During the time an Employee elects not to participate in the Plan, he shall not accrue any benefits hereunder nor shall he be credited with any Years of Credited Service or Years of Participation.

3.08	Effect of Participation

A Participant shall be conclusively deemed to have assented to this Plan and Trust Agreement and to any subsequent amendments, and shall be bound thereby with the same force and effect as if he had formally executed this Plan and Trust Agreement.

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ARTICLE IV – ELIGIBILITY FOR RETIREMENT BENEFITS

4.01	Normal Retirement

A Participant shall be eligible to receive his Normal Retirement Benefit, as specified in Section 5.01, upon attaining his Normal Retirement Date. Payment of the Normal Retirement Benefit shall commence as of his Normal Retirement Date, unless the Participant elects to postpone the commencement of his retirement benefit as provided in Section 4.03.

4.02	Early Retirement

A Participant who incurs a Termination of Employment prior to his Normal Retirement Date shall be eligible for an Early Retirement Benefit, as specified in Section 5.02, on the first day of the calendar month coincident with or next following the date he satisfies all of the following requirements:

(a)	Attained the Age of forty-five (45) (“Early Retirement Age”), and

(b)	Completed fifteen (15) Years of Credited Service; or

(c)	Completed ten (10) Years of Vesting Service, and

(d)	Is within ten (10) years of his Normal Retirement Date.

Payment of the Early Retirement Benefit shall commence as of the first day of the calendar month coincident with or next following the date the requirements for Early Retirement are satisfied, or as of the first day of any subsequent calendar month, as elected by the Participant. As to a Participant receiving an Early Retirement Benefit, that benefit shall be in lieu of all other benefits provided under this Plan.

4.03	Postponed Retirement

A Participant may continue his employment beyond his Normal Retirement Date. Payment of a Participant’s Postponed Retirement Benefit shall commence as of his Postponed Retirement Date, which shall be the first day of the calendar month coincident with or next following his Termination of Employment.

4.04	Disability Retirement

A Participant who terminates employment due to total and permanent disability, as defined herein, and who has attained Age forty (40), completed ten (10) Years of Vesting Service, and who qualifies for Social Security Disability Benefits shall be eligible for a Disability Retirement Benefit as specified in Section 5.04. A Participant shall be considered totally and permanently disabled when he has been unable to perform his normal job functions for a period of at least six (6) months by reason of sickness, injury or the like, and it is expected that the inability to perform his normal job functions will be permanent. To the extent permitted by law, total and permanent disability shall exclude disabilities arising from:

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(a)	Chronic or excessive use of intoxicants, drugs, or narcotics; or

(b)	Intentionally self-inflicted injury or intentionally self-induced sickness; or

(c)	An unlawful act or enterprise on the part of the Participant; or

(d)	Military Service where the Participant is eligible to receive a government-sponsored military disability pension.

The Plan Administrator shall determine (in a uniform and non-discriminatory manner for all Participants) if a Participant is totally and permanently disabled and may rely on the certification of a licensed physician selected by the Participant and approved by the Employer.

Payment of the Disability Retirement Benefit shall commence as of the first day of the calendar month coincident with or next following the date the requirements for Disability Retirement are satisfied, or as of the first day of any subsequent calendar month, as elected by the Participant. As to a Participant receiving a Disability Retirement Benefit, that benefit shall be in lieu of all other benefits provided under this Plan.

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ARTICLE V – AMOUNT OF RETIREMENT BENEFITS

5.01	Normal Retirement Benefit

The annual amount of Normal Retirement Benefit payable to a Participant on the Normal Form of Retirement Benefit shall be equal to the applicable Unit Benefit in effect multiplied by the Participant’s Credited Service in the applicable period, according to the following table:

Period of Credited Service	Unit Benefit

Hire to 2/5/82	$42.00
2/6/82 – 2/5/83	54.00
2/6/83 – 2/5/85	66.00
2/6/85 – 2/5/86	78.00
2/6/86 – 2/5/88	90.00
2/6/88 – 2/5/89	102.00
2/6/89 – 2/5/90	114.00
2/6/90 – 2/5/91	144.00
2/6/91 – 2/5/94	150.00
2/6/94 – 2/5/95	168.00
2/6/95 – 2/5/97	186.00
2/6/97 – 2/5/98	198.00
2/6/98 – 2/5/04	210.00
2/6/04 – and After	222.00

Further provided that no Credited Service in excess of thirty (30) years shall be included. In the event a Participant has earned Credited Service in excess of thirty (30) years, the benefit will be computed using the applicable Unit Benefit in effect in the thirty (30) years immediately preceding termination of employment. The amount of Normal Retirement Benefit determined under the above formula shall be rounded to the nearest whole dollar.

5.02	Early Retirement Benefit

The monthly amount of Early Retirement Benefit payable to a Participant on the Normal Form of Retirement Benefit shall be equal to his Vested Accrued Benefit, as of his date of Termination of Employment, reduced actuarially using the assumptions in Section 1.02 for each month by which the commencement of the Early Retirement Benefit precedes the Participant’s Normal Retirement Date.

5.03	Postponed Retirement Benefit

The monthly amount of Postponed Retirement Benefit payable to a Participant on the Normal Form of Retirement Benefit shall be equal to the Actuarial Equivalent, as of his Postponed Retirement Date, of the Normal Retirement Benefit which would have been payable at his Normal Retirement Date. In no event, however, shall the monthly amount of a Participant’s Postponed Retirement Benefit be less than the monthly amount of the Normal Retirement Benefit determined under Section 5.01, based on the Participant’s Years of Credited Service to his Postponed Retirement Date. If a Participant’s Postponed Retirement Date is after the April 1 of the calendar year following the calendar year in which the Participant attains Age seventy and one-half (70 1/2), his Postponed Retirement Benefit shall not be less than the Actuarial Equivalent of the Participant’s Postponed Retirement Benefit had his benefit commenced on that date; plus the Actuarial Equivalent of any additional benefits the Participant accrued after that date; reduced by the Actuarial Equivalent of any distributions the Participant received after that date.

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5.04	Disability Retirement Benefit

The monthly amount of Disability Retirement Benefit payable to a Participant on the Normal Form of Retirement Benefit shall be equal to his Vested Accrued Benefit as of his Termination of Employment.

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ARTICLE VI – FORMS AND PAYMENT OF RETIREMENT BENEFITS

6.01	Normal Form of Retirement Benefit

The Normal Form of Retirement Benefit shall be an annuity which provides monthly payments to the Participant or Former Participant, beginning on his Normal, Early, Postponed or Disability Retirement Date, as applicable, and continuing for his lifetime and terminating with the last payment due prior to the death of the Participant.

Subject to Section 6.02, a Participant shall receive his benefits on the Normal Form of Retirement Benefit, unless he elects otherwise as provided in Section 6.06.

6.02	Automatic Qualified Joint and Survivor Annuity

Notwithstanding the Normal Form of Retirement Benefit, a Participant or Former Participant who is married on his Annuity Starting Date shall receive his Vested Accrued Benefit in the form of an Automatic Qualified Joint and Survivor Annuity, unless he elects otherwise as provided in Section 6.06. The monthly amount of the Automatic Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of the monthly amount of benefit payable to the Participant in the Normal Form of Retirement Benefit on the date his benefits commence.

A Participant or Former Participant who is not married on his Annuity Starting Date shall receive his Vested Accrued Benefit in the form of a Life Annuity (as described in Subsection 6.03(a)), unless he elects otherwise as provided in Section 6.06. In the case of such an unmarried Participant or Former Participant, for purposes of the notice and election requirements of Section 6.06, the term Automatic Qualified Joint and Survivor Annuity shall mean such Life Annuity.

For purposes of this section, the Annuity Starting Date is any date on or after a Participant’s earliest retirement date on which the Participant elects to receive his benefits.

6.03	Optional Forms of Retirement Benefit

Notwithstanding the provisions of Section 6.01 or Section 6.02, a Participant may elect to receive his benefits in an Optional Form of Retirement Benefit. Such election shall be made as provided in Section 6.06 and subject to the provisions of Section 6.07. The amount payable on an Optional Form of Retirement Benefit shall be the Actuarial Equivalent of the monthly amount of benefit payable to the Participant in the Normal Form of Retirement Benefit on his Annuity Starting Date.

The Optional Forms of Retirement Benefit shall include:

(a)	Life Annuity: This Optional Form of Retirement Benefit shall provide monthly payments to the Participant, continuing for his lifetime and terminating with the last payment due prior to the death of the Participant.

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(b)	Life Annuity With Period Certain: This Optional Form of Retirement Benefit shall provide monthly payments to the Participant for a guaranteed period certain of sixty (60) months, one hundred twenty (120) months or one hundred eighty (180) months, and continuing thereafter for his lifetime, and terminating with the last payment due prior to the death of the Participant. If the Participant dies before having received payments for the specified period certain, the payments for the remainder of such period certain shall be paid to his Beneficiary.

(c)	Joint and Survivor Annuity: This Optional Form of Retirement Benefit shall provide monthly payments to the Participant for his lifetime and continuing thereafter to his spouse, if surviving at the Participant’s death, for the spouse’s lifetime in an amount equal to fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%), as elected by the Participant, of the amount which had been payable to the Participant. For purposes of this paragraph, the spouse of a Participant on his Annuity Starting Date shall be considered to continue to be his spouse notwithstanding any subsequent divorce or remarriage of the Participant.

(d)	Lump Sum Settlement: This Optional Form of Retirement Benefit shall only be available upon attainment of Early, Normal, or Postponed Retirement Age and shall provide a single lump sum payment to the Participant in cash or kind. If the Participant dies before actually receiving the lump sum payment, the lump sum payment shall be paid to his Beneficiary.

(e)	Modified Cash Refund Annuity: This Optional Form of Retirement Benefit shall provide reduced monthly payments to the Participant for his lifetime. After the Participant’s death, the Participant’s beneficiary shall receive a payment equal to the difference between the Actuarial Equivalent of the Participant’s benefit as of the Participant’s Annuity Starting Date and the total payments actually made to the Participant. This benefit shall be in the form of a single lump sum payment to the Beneficiary in cash; however, the Participant’s beneficiary can elect to receive this benefit in Actuarially Equivalent annual installments over a period not to exceed five (5) years.

6.04	Payment of Small Amounts

If monthly payments otherwise payable to the Participant under this Plan are less than twenty-five dollars ($25.00), such payments shall be made on an equivalent bi-monthly, quarterly or semi-annual basis, whichever yields the smallest payments not less than twenty-five dollars ($25.00), or, if all such payments are less than twenty-five dollars ($25.00), on an equivalent annual basis. Notwithstanding any other provision of this Plan, if the lump sum Actuarial Equivalent of any benefit otherwise payable to a Participant is not greater than one thousand dollars ($1,000) upon the Participant’s Early Retirement Date, or not greater than five thousand dollars ($5,000) upon the Participant’s Normal or Postponed Retirement Date or upon the Participant’s death, such benefit shall be paid as a single lump sum payment which is the Actuarial Equivalent of the benefit otherwise payable. Notwithstanding the above, such a single lump sum payment shall not be made to a Participant after his Annuity Starting Date unless such Participant and his spouse, if any, consent in writing to such payment.

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If the single sum Actuarial Equivalent of the Participant’s vested Accrued Benefit at the date of distribution exceeds one thousand dollars ($1,000) but does not exceed the amount permitted to be cashed out without consent by Code Section 417(e) upon the Participant’s Early Retirement Date, the Participant may elect, within such election period as prescribed by the Plan Administrator, to be paid the Actuarial Equivalent of such benefit in a single sum or to allow such benefit to remain undistributed. The spousal consent rules of Code section 401(a)(11) and 417 do not apply. If such Participant reaches the date on which he must begin receiving his benefit under the Plan without having first received a distribution under this Section and the lump sum Actuarial Equivalent of any benefit otherwise payable to the Participant is not greater than the amount permitted to be cashed out without consent by Code Section 417(e), such benefit shall be paid as a single lump sum payment which is the Actuarial Equivalent of the benefit otherwise payable.

6.05	Restrictions on Forms of Retirement Benefits

Notwithstanding any other provision of this Article, no Optional Form of Retirement Benefit may be elected unless such Optional Form of Retirement Benefit complies with the provisions of Section 6.08.

6.06	Notice and Election of Form of Retirement Benefit

Each Participant or Former Participant shall be provided a written notification by the Plan Administrator. The notification shall be in non-technical language and shall include:

(a)	A general description or explanation of the terms and conditions of the Automatic Qualified Joint and Survivor Annuity;

(b)	The circumstances in which it will be provided unless the Participant elects otherwise;

(c)	The Participant’s right to make, and the effect of, an election to waive the Automatic Qualified Joint and Survivor Annuity form of benefit;

(d)	The rights of the Participant’s spouse under Section 6.07;

(e)	The right to make, and the effect of, a revocation of an election to waive the Automatic Qualified Joint and Survivor Annuity form of benefit;

(f)	A general explanation of the relative financial effect of the election on a Participant’s benefits, the right to defer distribution and including the consequences of failing to defer distribution; and

(g)	A general explanation of the eligibility conditions and other material features of the Optional Forms of Retirement Benefit and sufficient additional information to explain the relative values of the Optional Forms of Retirement Benefit.

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The notification shall also inform the Participant that a specific written explanation in non-technical language of the terms and conditions of the Automatic Qualified Joint and Survivor Annuity and the financial effect upon the particular Participant’s benefits of making an election against the Automatic Qualified Joint and Survivor Annuity is available upon written request by the Participant. Such notification shall be provided not less than thirty (30) days nor more than ninety (90) days before the Annuity Starting Date. Notwithstanding, the minimum thirty (30) day waiting period after the notification is provided until the Annuity Starting Date may be shortened to not less than seven (7) days if the Plan Administrator informs the Participant and the Participant’s spouse, if any, of their right to the full minimum thirty (30) day waiting period, and the Participant and the Participant’s spouse, if any, elect in writing to waive the minimum thirty (30) day waiting period. If the Participant requests a specific written explanation, such explanation shall be provided within thirty (30) days of the Participant’s request. The Plan Administrator need not comply with more than one such request made by a particular Participant.

During the Joint and Survivor Election Period, as hereinafter defined, a Participant eligible to make the election to waive the Automatic Qualified Joint and Survivor Annuity of Section 6.02 shall be eligible to elect to receive his benefits in an Optional Form of Retirement Benefit as provided in Section 6.03. The election shall be in writing and may be revoked at any time during the Joint and Survivor Election Period. New elections and revocations may be made any number of times during the Joint and Survivor Election Period after a previous election or revocation. For purposes of this paragraph, the term “Joint and Survivor Election Period” shall mean the ninety (90) day period ending on the Annuity Starting Date.

6.07	Consent of Spouse

Notwithstanding any other provision of this Article, any election after December 31, 1984 by a Participant or Former Participant to waive the Automatic Qualified Joint and Survivor Annuity pursuant to Section 6.06 shall not be given effect unless:

(a)	The Participant elects an Optional Form of Retirement Benefit which is a Qualified Joint and Survivor Annuity; or

(b)	(1) The spouse of the Participant consents in writing to such election;

(2)	The spouse acknowledges the Optional Form of Retirement Benefit elected by the Participant and, if applicable, the Beneficiary designated by the Participant, or the spouse relinquishes the right to specify the Optional Form of Retirement Benefit and name the Beneficiary; and

(3)	The spouse’s consent acknowledges the effect of such election and is witnessed by the Plan Administrator (or representative thereof) or a Notary Public; or

(c)	It is established to the satisfaction of the Plan Administrator that the consent required under (b) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by Regulation prescribe; or

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(d)	The lump sum Actuarial Equivalent of the benefit otherwise payable to the Participant is less than five thousand hundred dollars ($5,000) and a lump sum payment will be made pursuant to Section 6.04.

A waiver of the Automatic Qualified Joint and Survivor Annuity made pursuant to Section 6.06 shall be automatically revoked upon the marriage of the Participant, prior to his Annuity Starting Date, to a person who has not consented to the waiver pursuant to Subsection (b) or from whom consent was not required by reason of Subsection (c); or upon a change in the Optional Form of Retirement Benefit or in the Beneficiary designated by the Participant pursuant to Subsection (b)(2), unless the spouse has relinquished the right to specify the Optional Form of Retirement Benefit and to name the Beneficiary.

If the requirements of the preceding paragraphs are not satisfied, the Participant shall receive his benefits in the form of the Automatic Qualified Joint and Survivor Annuity.

6.08	Required Distributions

(a)	Except as otherwise provided with respect to the Qualified Joint and Survivor Annuity requirements, the provisions of this Section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. However, this Section is not intended to provide an optional form of distribution or commencement date not otherwise allowed under the Plan unless the timing or amount of payments to be made under the applicable provisions of the Plan, without regard to this Section, would be later than the latest commencement date or less than the required minimum provided under this Section.

(b)	General Rule: Payment of benefits under this Plan shall commence not later than April 1 of the calendar year following the later of:

(1)	The calendar year in which the Participant attains Age seventy and one-half (70 1/2); or

(2)	The earlier of:

(i)	The calendar year in which the Participant retires or otherwise terminates employment with the Employer; or

(ii)	The calendar year in which the Participant becomes a Five Percent Owner (as defined in Section 20.02); or

(3)	The calendar year in which this Plan is first subject to the requirements of this Section.

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Item (2) above shall not apply in the case of a Participant who is a Five Percent Owner (as defined in Section 20.02) with respect to the Plan Year ending in the calendar year in which the Participant attains Age seventy and one-half (70 1/2) or the four (4) preceding Plan Years or in the case of any Participant who attains Age seventy and one-half (70 1/2) after December 31, 1987. Notwithstanding the foregoing, effective February 1, 2005, a Participant who is not a Five Percent Owner but who has reached the date on which benefits would otherwise commence under this Section may elect to defer commencement of his or her benefit to a date no later than the April 1 of the calendar year following the calendar year in which the Participant retires or otherwise terminates employment with the Employer.

On or before the April 1 determined above (but not earlier than the January 1 immediately preceding such date, unless otherwise permitted under the terms of this Plan) the entire Vested Accrued Benefit of the Participant shall be distributed to the Participant:

(1)	In the form of a lump sum payment; or

(2)	In the form of installment payments, beginning not later than such April 1, over a period not extending beyond the life expectancy of such Participant, or the joint life expectancy of such Participant and his Beneficiary; or

(3)	In the form of an annuity for the life of such Participant, or the joint lives of such Participant and his Beneficiary.

(c)	Transitional Rule: Notwithstanding (a) above, payment of benefits to a Participant, including a Participant who is a Five Percent Owner, may be made in accordance with the following requirements regardless of when such payment of benefits commences:

(1)	The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as in effect prior to January 1, 1984;

(2)	The distribution is in accordance with a method of distribution designated by the Participant or, if the Participant is deceased, the Beneficiary of the Participant;

(3)	Such designation was in writing, was signed by the Participant or Beneficiary, and was made prior to January 1, 1984;

(4)	The Participant had an Accrued Benefit under the Plan as of December 31, 1983; and

(5)	The method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will commence, the period over which the distribution will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

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For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Items (1) and (5) above.

If such a designation is revoked, any subsequent distribution must satisfy the requirements of Subsection (a) above. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(d)	All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirements of Code Section 401(a)(9)(G) and Treasury Regulation 1.401(a)(9)-6, Q&A 2. With respect to distributions commencing under the Plan on and after February 1, 2001 and before February 1, 2006 the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with Proposed Treasury Regulations issued July 27, 1987 thereunder. With respect to distributions commencing after December 31, 2005, the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Final Treasury Regulations issued June 15, 2004 thereunder.

For purposes of this Section, any distribution required under the incidental death benefit requirements of Code Section 401(a) shall be treated as a distribution required under Code Section 401(a)(9).

6.09	When Benefits Are Payable:

(a)	Payment of benefits under this Plan shall commence upon the event giving rise to such benefit, but no later than sixty (60) days after the last day of the Plan Year in which the latest of the following events occur:

(1)	The attainment by the Participant of Age sixty-five (65) or, if earlier, his Normal Retirement Age; or

(2)	The tenth (10th) anniversary of the Participant’s Entry Date; or

(3)	The date the Participant terminates employment with the Employer.

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If the amount of the payment required to commence on the date determined above cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained or the date the Participant is located, whichever is applicable.

Notwithstanding any other provision in this Article VI to the contrary, no payment shall be made to a Participant prior to the later of his Normal Retirement Age or Age sixty-two (62) unless such Participant consents in writing to such payment not more than ninety (90) days prior to such payment, except as provided in Section 6.04 or 6.08.

(b)	Effective February 1, 2004, if (i) circumstances exist under which the Participant’s Annuity Starting Date is permitted under subsection (c) to precede the distribution notice required by Code section 417(a)(3); (ii) the desired Annuity Starting Date is permissible under the terms of the Plan; (iii) the Participant and his or her Spouse consent in writing on forms provided by the Plan Administrator; and (iv) the Participant properly completes his or her benefit election forms and returns them to the Plan Administrator on a timely basis in accordance with rules established by the Plan Administrator, the Participant’s benefits will commence in the form elected by the Participant as of the first day of the month affirmatively elected by the Participant in accordance with the terms of the Plan and the Plan’s Administrative rules, provided that the requirements of subsection (d) are satisfied. Such first day of the month shall be his or her Retroactive Annuity Starting Date.

(c)	Effective February 1, 2004, a Retroactive Annuity Starting Date is permitted in the following circumstances:

(1)	Through no fault of the Participant, the Plan Administrator delays providing the distribution notice until after the date designated as the Participant’s desired Annuity Starting Date; or

(2)	The distribution notice is not provided prior to the Normal Retirement Date because the Participant’s whereabouts are unknown and the Participant later comes forward and requests a benefit commencing at the Normal Retirement Date; or

(3)	Retroactive payments are permitted under subsection (a) above.

(d)	This subsection shall apply to benefits commencing on and after February 1, 2004. If, in accordance with the provisions of subsections (a) and (b), the Participant elects an Annuity Starting Date that is before the date of the distribution notice (a Retroactive Annuity Starting Date), the benefit payable as of such Retroactive Annuity Starting Date is subject to the following:

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(1)	Amount of Payment: The amount payable as of the date the Participant’s benefit begins shall be the Participant’s Accrued Benefit, determined as of the Retroactive Annuity Starting Date, plus a catch-up payment increased by interest accrued at a reasonable rate for the period commencing as of the Retroactive Annuity Starting Date or the due date of any periodic payment owed under the relevant annuity option and ending on the on the date benefits begin to be paid.

(2)	Consent: A Participant’s spouse shall be required to consent to the designation of a Retroactive Annuity Starting Date hereunder; provided, however, that the Participant’s spouse shall not be required to consent if the survivor annuity payments under the form of benefit payable hereunder equal or exceed the survivor annuity payments payable under a Qualified Joint and Survivor Annuity calculated as of the date benefit payments to the Participant actually commence and not as of the Retroactive Annuity Starting Date.

(3)	Other Limitations. In no event shall any amount paid hereunder exceed the limitations imposed under Section IX hereof, determined as of the date the Participant’s benefits begin to be paid.

6.10	Manner of Providing Benefits

Any benefits payable under this Plan may be provided by direct payments from the Trust, payments by an Insurer pursuant to a group annuity contract issued to the Trustee, or the purchase by the Trustee of a single-premium nontransferable individual annuity contract from an Insurer. Any annuity contract purchased by the Trustee and distributed to a Participant or Beneficiary must comply with the requirements of this Plan and Trust.

6.11	Direct Rollovers

Notwithstanding any provision of the Plan to the contrary, any Participant or Former Participant, any surviving spouse of a Participant or Former Participant, or any alternate payee under a Qualified Domestic Relations Order who receives an Eligible Distribution from the Plan on or after January 1, 1993 may elect to have any portion of his distribution paid directly to an Eligible Retirement Plan specified by the payee as a Direct Rollover. For this purpose, a distribution from the Plan is an Eligible Distribution unless:

(a)	The distribution is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the payee or the joint lives (or joint life expectancies) of the payee and the payee’s designated beneficiary, or for a specified period of ten (10) years or more; or

(b)	The distribution is made in accordance with Section 6.08 of the Plan.

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Each payee who receives an Eligible Distribution from the Plan shall be provided a written notification by the Plan Administrator, not less than thirty (30) days nor more than ninety (90) days before the Annuity Starting Date. Notwithstanding, the minimum thirty (30) day waiting period after the notification is provided until the Annuity Starting Date may be disregarded if the Plan Administrator informs the Participant of his right to the full minimum thirty (30) day waiting period, and the Participant elects in writing to waive the minimum thirty (30) day waiting period. The notification shall be in non-technical language and shall include:

(a)	A description of the types of distribution eligible to be paid in the form of a Direct Rollover;

(b)	An explanation of a Direct Rollover;

(c)	An explanation of mandatory and voluntary withholding from payments not made in the form of a Direct Rollover;

(d)	The special rules which apply to surviving spouses, alternate payees and other beneficiaries; and

(e)	Instructions on how to obtain additional information regarding distributions from the Plan.

A payee who receives an Eligible Distribution shall be eligible to elect, during the ninety (90) day period ending on the Annuity Starting Date, to receive his benefit in the form of a Direct Rollover, provided:

(a)	The amount of the Direct Rollover must be at least two hundred dollars ($200);

(b)	If a payee elects a Direct Rollover of only a portion of his distribution, the amount of the Direct Rollover must be at least five hundred dollars ($500); and

(c)	The payee may not elect a Direct Rollover to two or more Eligible Retirement Plans from a single distribution.

If a payee fails to elect a Direct Rollover, the distribution shall be paid directly to the payee. In the case of a series of periodic payments, each of which is an Eligible Distribution, a payee’s election regarding any payment shall apply to all subsequent payments until the payee changes his election.

If a payee elects a Direct Rollover of all or a portion of an Eligible Distribution to an Eligible Retirement Plan, the Plan Administrator shall direct the Trustee to pay the amount of the Direct Rollover to the Eligible Retirement Plan specified by the payee. The Trustee may execute such Direct Rollover by any means permitted by regulations issued by the Secretary, including wire transfer, check mailed to the Eligible Retirement Plan or check mailed to the payee payable to the Eligible Retirement Plan.

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For purposes of the above, an Eligible Retirement Plan is a qualified plan described in Code Section 401(a), an individual retirement account described in Code Section 408(a), and individual retirement annuity described in Code Section 408(b), a Roth IRS described in Code Section 408A, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, a non-Spouse Beneficiary of a deceased Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Participant, Surviving Spouse, or alternate payee, provided such direct rollover is made to an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or a Roth IRA described in Code Section 408A (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Sections 402(c)(11) and 408(d)(3)(C)(ii)..

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ARTICLE VII – DEATH BENEFITS PRIOR TO RETIREMENT

7.01	General

If a Participant or Former Participant who has not received a distribution of his Vested Accrued Benefit dies prior to his Annuity Starting Date, there shall be no death benefit payable other than, if applicable, the Qualified Pre-retirement Survivor Annuity of Section 7.02.

7.02	Qualified Pre-retirement Survivor Annuity

If a Participant or Former Participant who has a Vested Accrued Benefit dies prior to his Annuity Starting Date and is survived by a spouse, a Qualified Pre-retirement Survivor Annuity shall be paid to the surviving spouse in accordance with, and except as otherwise provided by, the following provisions:

(a)	Notwithstanding anything herein to the contrary, a surviving spouse entitled to a benefit under this Section, may elect to receive the Actuarial Equivalent of the Qualified Pre-retirement Survivor Annuity in a lump sum. Upon request, the Plan Administrator shall furnish the spouse with an explanation of the Qualified Pre-retirement Survivor Annuity and with information concerning the financial effect of receiving benefits in any form selected. An election under this Subsection must be filed with the Plan Administrator before benefit payments commence, unless the Plan Administrator determines otherwise.

(b)	Notwithstanding anything herein to the contrary, a surviving spouse may delay the commencement of benefit payments pursuant hereto, provided such delay satisfies the requirement of Article VI by deeming the surviving spouse to be the Participant.

(c)	This Section shall not result in a duplication of benefits to a surviving spouse who is also eligible to receive a survivor benefit under the provisions of Section 6.02. Such a spouse shall receive only the greater of the benefit under this Section or the benefit under Section 6.02.

(d)	This Section shall not apply to a Former Participant who terminated employment prior to August 23, 1984 unless:

(1)	Such Former Participant had at least one (1) Hour of Service in the first Plan Year beginning on or after January 1, 1976;

(2)	Such Former Participant had at least ten (10) Years of Vesting Service under the Plan;

(3)	As of August 23, 1984, such Former Participant's Annuity Starting Date had not occurred; and

(4)	Such Former Participant was alive on August 23, 1984.

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7.03	Payment of Death Benefits

Subject to any other applicable provisions of this Article, the Beneficiary or surviving spouse of a Participant may elect to receive any death benefits payable hereunder in any Optional Form of Payment available under Section 6.03 except a Joint and Survivor Annuity. The election shall be in writing and shall be filed with the Plan Administrator at least thirty (30) days prior to the Annuity Starting Date. Nevertheless, the minimum thirty (30) day waiting period after the election until the Annuity Starting Date may be disregarded if the Plan Administrator informs the Beneficiary or surviving spouse of his right to the full minimum thirty (30) day waiting period, and the Beneficiary or surviving spouse elects in writing to waive the minimum thirty (30) day waiting period. The amount payable in the Optional Form of Payment shall be the Actuarial Equivalent of the benefit otherwise payable to the Beneficiary or spouse on the Annuity Starting Date; however, if the Participant elected the Modified Cash Refund Annuity under Section 6.03(e), the amount payable shall be the Actuarial Equivalent of the Participant’s benefit as of the Participant’s Annuity Starting Date reduced by the total payments actually made to the Participant prior to his death. Payment of death benefits shall also be subject to the provisions of Section 6.04 concerning payment of small amounts.

A Beneficiary or surviving spouse may elect to receive his benefits as a single lump sum payment that is the Actuarial Equivalent of the benefit otherwise payable. Payment of death benefits shall also be subject to the provisions of Section 6.04 concerning the payment of small amounts.

7.04	Required Distributions

Notwithstanding any other provisions of this Article, payment of death benefits shall be subject to the following:

(a)	General Rules: If payments have commenced to a Participant or Former Participant in accordance with Article VI and such Participant dies before his entire Vested Accrued Benefit has been distributed to him, the death benefit payable to his Beneficiary or surviving spouse shall be distributed at least as rapidly as under the method of distribution under which such payments were being made as of the date of his death.

If a Participant or Former Participant dies before payment of his Vested Accrued Benefit has commenced, the entire death benefit payable to the Beneficiary or spouse shall be distributed no later than the date specified below:

(1)	Payments of any portion of such interest to the Participant's surviving Spouse shall be made over the life or life expectancy of such surviving Spouse commencing no later than December 31 of the calendar year in which the Participant would have attained age seventy and one half (70 1/2) or, if later, December 31 of the calendar year containing the first anniversary of the Participant's death except to the extent an election is made to receive a distribution of the surviving Spouse's entire interest no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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(2)	Distribution of the entire interest, if any, of a Beneficiary other than the Participant's surviving Spouse shall be made no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent an election is made to receive distributions over the life or life expectancy of such designated Beneficiary commencing no later than December 31 of the calendar year containing the first anniversary of the Participant's death;

Such election must be made by the Participant (or his designated Beneficiary or surviving Spouse, if the Participant dies without having made such an election) on or before the earlier of the date by which distribution must commence absent such election and the date distribution must commence assuming such election has been made.

If the Spouse dies before payments begin, subsequent distributions are required under this subsection (except for subsection (e)(2)) as if the surviving Spouse was the Participant.

For the purpose of this Section, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if the last sentence of subsection (e) applies, the date distribution is required to begin to the surviving Spouse pursuant to subsection (e)). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, distribution is considered to commence on the date it actually commences.

Any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when the child reaches the age of majority.

(b)	Transitional Rule: Notwithstanding (a) above, payment of benefits to a Beneficiary or surviving spouse may be made in accordance with the following requirements regardless of when such payment of benefits commences or the manner in which payments are made:

(1)	The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as in effect prior to January 1, 1984;

(2)	The distribution is in accordance with a method of distribution designated by the Participant or, if the Participant is deceased, the Beneficiary or spouse of the Participant;

(3)	Such designation was in writing, was signed by the Participant, spouse, or Beneficiary and was made prior to January 1, 1984;

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(4)	The Participant had an Accrued Benefit under the Plan as of December 31, 1983; and

(5)	The method of distribution designated by the Participant, spouse, or Beneficiary specifies the time at which distribution will commence, the period over which the distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distribution to be made upon the death of the Participant.

For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Participant, spouse, or Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Items (1) and (5) above.

If such a designation is revoked, any subsequent distribution must satisfy the requirements of Subsection (a) above. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

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ARTICLE VIII – TERMINATION OF EMPLOYMENT AND VESTING

8.01	Vesting of Benefits

Prior to his Normal Retirement Age, a Participant shall have a Vested Accrued Benefit in accordance with the vesting schedule and provisions of Section 8.02. Upon attaining Normal Retirement Age, a Participant shall be automatically one hundred percent (100%) vested in his Accrued Benefit.

8.02	Vesting Schedule

A Participant’s Vested Accrued Benefit as of any given date shall be equal to his Accrued Benefit at such date multiplied by the applicable percentage from the following schedule, based on his number of Years of Vesting Service at such date:

Years of Vesting Service	Vesting Percentage

Less than 10	0%
10 or More	100%

Notwithstanding the above, if a Participant is credited with at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, such Participant’s Vested Accrued Benefit as of any given date shall be equal to his Accrued Benefit at such date multiplied by the applicable percentage from the following schedule, based on his number of Years of Vesting Service at such date:

Years of Vesting Service	Vesting Percentage

Less than 5	0%
5 or More	100%

Notwithstanding the above schedule, a Participant who terminates employment due to Early Retirement as provided in Section 4.02 or Disability Retirement as provided in Section 4.04, shall be one hundred percent (100%) vested in his Accrued Benefit.

8.03	Amendments to the Vesting Schedule

No amendment to the vesting schedule or provisions of Section 8.02, or to this Plan which directly or indirectly affects the computation of a Participant’s Accrued Benefit, shall decrease the vesting percentage of a Participant or deprive a Participant of a vested right to the benefits accrued to the effective date of the amendment. Furthermore, if the vesting schedule or provisions of Section 8.02 are amended, each Participant with at least three (3) Years of Vesting Service (determined as of the later of the date the amendment is adopted or the date the amendment is effective) may elect to have his vesting percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

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(a)	Sixty (60) days after the amendment is adopted;

(b)	Sixty (60) days after the amendment becomes effective; or

(c)	Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

In the absence of any written notice under (c) above, any Participant who has at least three (3) Years of Vesting Service (as determined above) shall at all times receive a vested interest under whichever vesting schedule provides the greatest vested interest.

8.04	Distribution of Vested Accrued Benefit

If a Participant terminates employment for reasons other than Retirement, as provided in Article IV, or death, payment of the Participant’s Vested Accrued Benefit shall be deferred to a date no later than the date determined under Section 6.08 and then distributed in accordance with the provisions of Article VI. If a Participant or Former Participant terminated employment prior to his Early Retirement Age and had satisfied the other requirements for Early Retirement specified in Section 4.02, he shall be eligible to elect an Early Retirement Benefit upon attainment of his Early Retirement Age, provided he has not received a distribution of his Vested Accrued Benefit prior to such time.

If the Participant is to receive a deferred payment of his Vested Accrued Benefit, but dies or incurs a Disability before his Annuity Starting Date, the Plan Administrator, upon notice of the death or Disability, shall direct the Trustee to make payment of the Participant’s Vested Accrued Benefit to him (or to his surviving spouse or Beneficiary if the Participant is deceased) in accordance with the provisions of Article VII in the case of death, or Section 5.04 in the case of Disability.

Notwithstanding the above, if a terminated Participant is re-employed by the Employer prior to distribution of his Vested Accrued Benefit, such distribution shall not be made until his employment is again terminated.

Payment of vested accrued benefits shall also be subject to the provisions of Section 6.04 concerning payment of small amounts. In the event a Participant’s Vested Accrued Benefit is distributed in the form of a single lump sum payment, payment of such benefit shall be made not later than as soon as administratively feasible after the last day of the Plan Year in which the Participant incurs a One Year Break in Service.

8.05	Accrued Benefit Upon Re-employment

If a Former Participant is re-employed by the Employer and again becomes a Participant in this Plan, Years of Credited Service and Years of Participation for which he received a lump sum distribution shall be disregarded in computing such Participant’s Normal Retirement Benefit and Accrued Benefit after re-entry into the Plan, unless the Participant may and does repay such distribution as provided in Section 8.06. If such a Participant does repay such distribution as provided in Section 8.06, his Years of Credited Service and Years of Participation prior to his Termination of Employment shall be fully restored in determining his future Normal Retirement Benefit and Accrued Benefit.

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If such a Participant was to receive a deferred Vested Accrued Benefit as provided in Section 8.04(b), his Years of Credited Service and Years of Participation prior to his Termination of Employment shall be fully restored in determining his future Normal Retirement Benefit and Accrued Benefit, and his previous deferred Vested Accrued Benefit shall be cancelled.

8.06	Repayment of Distribution

A Former Participant as described in Section 8.05 who received a lump sum distribution of less than one hundred percent (100%) of his Accrued Benefit shall be entitled to repay the amount so distributed. Such repayment must be made not later than the earlier of:

(a)	The date on which the Participant incurs five (5) consecutive One Year Breaks in Service after the date of distribution.

(b)	The end of the five (5) year period beginning with the date the Participant is re-employed by the Employer.

In the case of any other withdrawal the repayment must be made five (5) years after the date of the withdrawal.

The repayment must be for the full amount of such distributions plus interest at five percent (5%) per annum compounded annually, or such other rate of interest as the Secretary of the Treasury or his delegate may prescribe, computed from the date of such distribution to the date of repayment.

8.07	Breaks in Service and Vesting

If a Participant has a One Year Break in Service, the Participant’s Years of Vesting Service before the One Year Break in Service shall not be included in computing Years of Vesting Service until the Participant shall have completed one Year of Vesting Service after the One Year Break in Service. If an Employee terminated employment prior to becoming a Participant and incurred a One Year Break in Service, or if a Participant did not have any Vested Accrued Benefit derived from Employer contributions prior to a One Year Break in Service, Years of Vesting Service before a One Year Break in Service shall not be included in Years of Vesting Service calculated after the Participant’s One Year Break in Service if the number of consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of such Years of Vesting Service before the One Year Break in Service. All other Years of Vesting Service shall be aggregated for determining a Participant’s Vesting Percentage under Section 8.02.

Notwithstanding the previous paragraph, an Employee’s Years of Vesting Service prior to the first Plan Year beginning after December 31, 1984 shall be disregarded if such Years of Vesting Service would have been disregarded under the provisions of the Plan and Code Section 411(a)(6)(D) (as in effect on August 22, 1984) as of the day preceding the first day of such Plan Year.

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8.08	Effect of Social Security Changes

If a Participant terminates employment with the Employer and does not subsequently resume participation in the Plan, the benefits payable under this Plan shall not be decreased as a result of any increase in the benefit level or taxable wage base under Title II of the Social Security Act effective after the date the Participant terminates his employment with the Employer. If a Participant terminates employment with the Employer and subsequently resumes participation in the Plan, any increase in the benefit level or taxable wage base under Title II of the Social Security Act effective during his separation from service shall not have the effect of reducing the benefit to which a Participant would have been entitled if he had not returned to service after Termination of Employment with the Employer.

8.09	Disposition of Non-Vested Benefits

Any non-vested Accrued Benefit forfeited under this Plan pursuant to this Article VIII shall become a general asset of this Plan and Trust and shall not be used to increase any benefits payable under this Plan. Any such non-vested Accrued Benefit shall be used to reduce future Employer contributions to the Plan.

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ARTICLE IX – CONTRIBUTIONS BY PARTICIPANTS

9.01	Mandatory Participant Contributions

No contributions are required of an Employee to become or remain a Participant in this Plan.

9.02	Voluntary Contributions by Participants

No voluntary contributions by Participants are permitted to be made to this Plan and Trust.

9.03	Rollover Contributions by Participants

No rollover contributions by Participants are permitted to be made to this Plan and Trust.

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ARTICLE X – LOANS TO PARTICIPANTS

10.01	Availability of Loans

No loans to Participants shall be permitted under this Plan.

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ARTICLE XI – RESTRICTIONS TO PREVENT DISCRIMINATION

11.01	Restrictions to Prevent Discrimination

Benefit payments under this Plan shall be restricted as follows:

(a)	If the Plan is terminated, the benefit of any highly compensated employee or highly compensated former employee, as defined in Code Section 414(q), shall be limited to a benefit that is non-discriminatory under Code Section 401(a)(4).

(b)	The benefit of any highly compensated employee or highly compensated former employee who is among the 25 employees who received the highest Compensation in the current or any prior year shall be limited to a benefit equal in each year to payments that would be made on behalf of the employee under:

(i)	A straight life annuity that is the Actuarial Equivalent of the Accrued Benefit and other benefits to which the employee is entitled under the Plan, other than a Social Security supplement; and

(ii)	Any Social Security supplement.

However, the restrictions in this paragraph (b) shall not apply if any one of the following requirements is satisfied with respect to an affected employee:

(i)	After payment of all benefits to the affected employee, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Code Section 412(l)(7) (for Plan Years beginning before 2008; Code Section 430(g) for Plan Years beginning after 2007) ; or

(ii)	The value of all benefits payable to the affected employee is less than one percent (1%) of the value of current liabilities; or

(iii)	The value of all benefits payable to the affected employee does not exceed the amount described in Code Section 411(a)(11)(A).

11.02	Repayment of Restricted Benefits

Notwithstanding the above, the Plan Administrator may authorize the Trustee to pay a Participant’s benefit as a single lump sum payment, provided that:

(a)	The Participant enters into an agreement with the Trustee providing for repayment of the amount which would be restricted under the provisions of this Article XI; and

(b)	The Participant guarantees such repayment either:

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(i)	By holding in an acceptable depository property having a fair market value equal to at least one hundred twenty-five percent (125%) of the amount which would have to be repaid if the Plan were terminated on the date the lump sum payment was made; or

(ii)	By securing repayment by posting a bond or obtaining a bank letter of credit for such amount;

Until notified by the Plan Administrator that the repayment obligation has lapsed. If the fair market value of property deposited pursuant to (i) above declines to less than one hundred ten percent (110%) of the amount to be repaid, the Participant shall deliver additional property to the depository such that the value of all property so deposited equals at least one hundred twenty-five percent (125%) of the amount to be repaid. For purposes of the above, the amount to be repaid may be adjusted from time to time to take into account any decrease in the amount of the restricted benefit due to passage of time.

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ARTICLE XII - FIDUCIARY DUTIES

12.01	General Fiduciary Duty

A Fiduciary, whether or not a Named Fiduciary, shall discharge his duties solely in the interest of the Participants and their Beneficiaries hereunder. All assets of this Plan shall be devoted to the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan. Each Fiduciary, whether or not a Named Fiduciary, shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Each such Fiduciary shall also discharge his duties in a manner consistent with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with law. No Fiduciary, whether or not a Named Fiduciary, shall engage in any of the prohibited transactions with disqualified persons or parties-in-interest as those terms and transactions are defined by ERISA, as passed and as it may be amended, and regulations thereunder.

12.02	Allocation of Responsibilities

Each Named Fiduciary shall have only those duties and responsibilities expressly allocated under the terms of this Plan. No other duties or responsibilities shall be implied.

12.03	Delegation of Responsibilities

Each Named Fiduciary may delegate the fiduciary responsibilities other than Trustee responsibilities allocated to such Fiduciary under this Plan to any person other than a Named Fiduciary. If any duties or responsibilities are delegated under this Section, the person to whom such duties or responsibilities are delegated shall acknowledge the fact in writing and shall specify in writing the duties and responsibilities so delegated. All other duties and responsibilities shall be deemed not to have been delegated.

12.04	Liability for Allocation or Delegation of Responsibilities

A Named Fiduciary shall not be liable for the acts or omissions of a person to whom responsibilities or duties are allocated or delegated in accordance with Section 12.02 or Section 12.03 except to the extent such Named Fiduciary breaches his obligation under Section 12.01:

(a)	With respect to the allocation or delegation;

(b)	With respect to establishing or implementing a procedure for allocation or delegation; or

(c)	By continuing the allocation or delegation.

Nothing in this Section shall relieve a Fiduciary from liability incurred under Section 12.05.

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12.05	Liability for Co-Fiduciaries

In addition to the liability a Fiduciary may incur for the breach of his duty under Section 12.01 or 12.04, a Fiduciary shall be liable for a breach of Fiduciary duty committed by another Fiduciary in the following circumstances:

(a)	If he participates knowingly in, or knowingly undertakes to conceal, an act of omission of such other Fiduciary knowing such act or omission is a breach;

(b)	If, by his failure to comply with Section 12.01 of this Plan, he has enabled such other Fiduciary to commit a breach;

(c)	If he has knowledge of a breach by such other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

12.06	Same Person May Serve in More than One Capacity

Nothing herein shall prevent any person from serving in more than one Fiduciary capacity.

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ARTICLE XIII - THE PLAN ADMINISTRATOR

13.01	Appointment of Plan Administrator

The Plan Sponsor shall appoint the Plan Administrator or, in the absence of appointment, shall be the Plan Administrator. If more than one person has been appointed Plan Administrator, the persons so appointed shall comprise the Administrative Committee and all references in the Plan to the Plan Administrator shall be deemed to refer to the Administrative Committee. The Administrative Committee shall act by majority vote except that they shall act by unanimous vote at any time when there are only two members comprising the Administrative Committee. If the Plan Sponsor is the Plan Administrator, action on behalf of the Plan Sponsor may be taken by its Board of Directors, Corporate President, or any other Corporate Officer or Committee duly authorized by the Board of Directors.

13.02	Acceptance by Plan Administrator

The Plan Administrator shall accept his appointment by joining with the Employer and the Trustee in the execution of this Agreement.

13.03	Signature of Plan Administrator

All persons dealing with the Plan Administrator may rely on any document executed by the Plan Administrator; or, in the event more than one person has been designated as Plan Administrator, such persons may rely on any document executed by at least one member of the Administrative Committee as being the act of the Plan Administrator; or, in the event the Plan Sponsor is Plan Administrator, such persons may rely on any document executed by the Employer’s Corporate President, or any other individual duly authorized by the Board of Directors.

13.04	Appointment of an Investment Manager

The Plan Administrator may appoint an Investment Manager or Managers to manage, acquire and dispose of any assets of the Plan. If more than one person has been appointed Investment Manager, the persons so appointed shall comprise the Investment Committee and all references in the Plan to the Investment Manager shall be deemed to refer to the Investment Committee. The Investment Manager shall accept his appointment by written agreement executed by the Plan Administrator and the Investment Manager or, in the case of an Investment Committee, each of its members. This written agreement shall specify the Plan assets for which the Investment Manager is responsible and such written instrument shall be kept with the other documents governing the operation of the Plan. The Trustee shall be entitled to rely on written instructions from the Investment Manager and shall be under no obligation to invest or otherwise manage any asset of the Plan subject to the management of such Investment Manager.

13.05	Duties of the Plan Administrator

The Plan Administrator shall be responsible for the general administration of the Plan including, but not limited to, the following:

(a)	To prepare an annual report, summary plan description and modifications thereto, and summary annual report;

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(b)	To complete and file the various reports and tax forms with the appropriate government agencies as required by law;

(c)	To distribute to Plan Participants and/or their Beneficiaries the summary plan description and reports sufficient to inform such Participants or Beneficiaries of their Accrued Benefit and their Vested Accrued Benefit as required by law;

(d)	To determine annually, or more frequently if necessary, which Employees are eligible to participate in the Plan;

(e)	To determine, or have determined, the contributions necessary to maintain the Plan on a sound actuarial basis and to satisfy the minimum funding standards established by law;

(f)	To determine the benefits to which Participants and their Beneficiaries are entitled;

(g)	To provide Plan Participants with a written explanation of the effect of electing an Optional Form of Benefit;

(h)	To retain copies of all documents or instruments under which the Plan operates in its own office, the principal place of business of the Plan Sponsor and such other place as the Secretary of Labor or his delegate may by regulation prescribe; to make all such documents and instruments governing the operation of the Plan available for inspection by Plan Participants and/or their Beneficiaries; and to furnish copies of such documents or instruments to Plan Participants and/or their Beneficiaries on request, charging only the cost thereof as prescribed by regulation of the Secretary of Labor or his delegate;

(i)	To provide, with complete and total discretion, interpretations of the Plan provisions when requested or needed; and

(j)	To act as the Plan’s Agent for Service of Legal Process, unless another agent is designated by the Plan Sponsor, and to act on behalf of the Plan in all matters in which the Plan is or may be a party.

13.06	Claims Procedure

The claims procedure shall be as follows:

(a)	Claim. A Participant or Beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Plan Administrator on forms supplied by the Plan Sponsor setting forth his claim.

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(b)	Response to Claim. The Plan Administrator shall respond within ninety (90) days (45 days in the case of a claim for a Disability Retirement Benefit) of receipt of the claim. However, upon written notification to the Claimant, the response period may be extended, for an additional ninety (90) days (two additional 30 day periods in the case of a claim for a Disability Retirement Benefit). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination. In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. If the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language calculated to be understood by the Participant setting forth:

(1)	The specific reason or reasons for denial;

(2)	The specific references to pertinent Plan provisions on which the denial is based;

(3)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or such information is necessary;

(4)	Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;

(5)	The time limits for requesting a review; and

(6)	A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following the adverse benefit determination on review.

13.07	Claims Review Procedure:

(a)	Within sixty (60) days (180 days in the case of a claim for a Disability Retirement Benefit) after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrator review the determination.

The Claimant or his duly authorized representative may review the pertinent documents and submit written comments, documents, records, and other information for consideration by the Plan Administrator. The Claimant shall be provided, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. If the Claimant does not request a review of the Plan Administrator's determination within such sixty- (60) day period (180 days in the case of a claim for a Disability Retirement Benefit), he shall be barred and stopped from challenging the Plan Administrator's determination.

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The Plan Administrator shall review the determination within sixty (60) days (45 days in the case of a claim for a Disability Retirement Benefit) after receipt of a Claimant's request for review; provided, however, that for reasonable cause such period may be extended due to special circumstances for an additional sixty (60) days (45 days in the case of a Claim for a Disability Retirement Benefit). In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. In the case of a committee that meets at least on a regular quarterly basis, the committee shall make a benefit determination no later than the meeting date that immediately follows the Plan's receipt of the request for a review, unless the request for review is filed within 30 days before the meeting date. In such case, the benefit determination may be made no later than the date of the second meeting following the Plan's receipt of the request for review. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in a manner calculated to be understood by the Claimant setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language setting forth:

(1)	The specific reason or reasons for denial;

(2)	The specific references to pertinent Plan provisions on which the denial is based;

(3)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

(4)	A statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures; and

(5)	A statement of the Claimant's right to bring an action under ERISA Section 502(a).

(b)	Procedures (General). The following procedures shall apply to any claim filed or reviewed pursuant to this Section:

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(1)	Any Claimant may be represented by an authorized representative; however, the Administrator may determine reasonable procedures to determine whether any individual is authorized to act on behalf of another individual.

(2)	The Administrator or any other person or persons acting as a named fiduciary for this purpose shall determine administrative safeguards designed to ensure and verify that all determinations are made in accordance with governing Plan documents and that all Plan provisions are applied consistently with respect to similarly situated claimants.

(3)	The response periods described above shall be tolled for periods during which the Claimant is responding to a request for additional information that the Administrator or other named fiduciary has determined is necessary to process the claimant’s claim. The claimant shall have not less than 45 days to provide the requested information. The response periods described above shall recommence when the claimant provides the requested information.

(c)	Procedures (Disability). In the case of a claim that relates to a Disability Retirement pension, the following additional procedures shall apply.

(1)	An individual or committee designated by the board of directors of the Company, but not the person or persons responsible for the initial review, shall be the named fiduciary responsible for determining the appeal. Such individual or committee may not make such determination if the individual or committee (or a subordinate thereof) was consulted in connection with the initial claim for benefits.

(2)	The review shall not afford deference to the initial adverse benefit determination.

(3)	When the appeal is based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate experience and training in the field involved in determining the Claimant’s disability and shall identify all medical and vocational experts whose advice was obtained in connection with the appeal. A health care professional may not be consulted under this subsection if the health care professional (or a subordinate of such individual) was consulted in connection with the initial claim for benefits.

(4)	If the named fiduciary makes an adverse benefit determination on review, the named fiduciary shall provide the Claimant with a statement that the Claimant is entitled to receive or request reasonable access to, and copies of, all information relevant to the claim for benefits, including internal rules, guidelines, and protocols (to the extent relied upon) and a statement regarding voluntary alternative dispute resolution options.

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13.08	Compensation and Expenses of Plan Administrator

The Plan Administrator may engage any person, including counsel, whose services, in the opinion of the Plan Administrator, are necessary to assist him in carrying out his responsibilities under the Plan. The Employer shall direct the Trustee to pay any expenses properly and actually incurred for such services from the Trust Fund, including such reasonable compensation for services provided by the Plan Administrator as shall have been agreed upon between them, or, alternatively, the Employer may pay such expenses or compensation directly; provided, however, that no Plan Administrator shall receive any compensation if he already receives full-time pay from the Employer.

13.09	Removal or Resignation

Plan Administrator may be removed by the Board of Directors of the Plan Sponsor upon thirty (30) days written notice, and may resign upon thirty (30) days written notice to the Board of Directors. Upon such removal or resignation, or the inability of the Plan Administrator for any other reason to act as Plan Administrator, the Board of Directors shall appoint a Successor Plan Administrator. The successor Plan Administrator, upon written acceptance, shall have all the duties and responsibilities of a Plan Administrator hereinunder. The former Plan Administrator shall deliver to the successor Plan Administrator all records and documents held by him relating to the Plan upon such removal or resignation.

13.10	Records of Plan Administrator

The Employer and Trustee shall have access, upon request, to all the records of the Plan Administrator that relate to the Plan.

13.11	Other Responsibilities

Nothing in this Article shall be construed to limit the responsibilities and duties allocated to the Plan Administrator in other Articles of this Plan.

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ARTICLE XIV – THE TRUSTEE

14.01	Appointment of Trustee

The Board of Directors of the Plan Sponsor shall appoint the Trustee. Nothing in this Plan shall prevent the Plan Sponsor from appointing multiple Trustees of creating multiple Trust Funds, each with separate Trustees. If more than one person is appointed as Trustee or a single Trust Fund, they shall act by majority vote; provided, however, that they shall act by unanimous vote at any time when there are only two Trustees. In the event there is more than one Trust, a reference to Trust shall be deemed to refer to all the Trusts. In the event there is more than one Trustee, a reference to Trustee shall be deemed to refer to all the Trustees.

14.02	Acceptance by Trustee

The Trustee shall accept his appointment by joining with the Employer and Plan Administrator in the execution of this Agreement.

14.03	Signature of Trustee

All persons dealing with the Trustee may rely on any document executed by the Trustee or, in the event there is more than one Trustee, on any document executed by at least one Trustee as being the act of the Trustee or Trustees.

14.04	Co-Trustees

In the event the Plan Sponsor appoints more than one Trustee under the Plan, and the Trustees accept such appointment, each Trustee shall use reasonable care to prevent a Co-Trustee from committing a breach under the Plan.

14.05	Allocation of Responsibilities

Nothing herein shall prevent Trustees from allocating specific responsibilities among themselves; provided, however, that all responsibilities so allocated must be evidenced by a written agreement executed by all the Trustees stating with particularity the responsibilities that have been allocated. Notwithstanding the provisions of Section 14.04, no Trustee shall be liable for the failure to exercise reasonable care to prevent a breach by a Co-Trustee if an allocation has been made under this section.

14.06	Removal or Resignation

A Trustee may be removed by the Board of Directors of the Plan Sponsor upon thirty (30) days written notice and may resign upon thirty (30) days written notice to the Plan Sponsor. Upon such removal or resignation, or the inability of the Trustee to act as Trustee for any reason, the Board of Directors of the Plan Sponsor shall appoint a successor Trustee. The successor Trustee, upon written acceptance, shall have all the rights, title to assets, powers, duties, privileges and immunities of a Trustee under this Plan. The former Trustee shall deliver to the successor Trustee all monies, contracts, records and all other property held by him for the purpose of this Plan and shall perform such other acts, if any, which may be necessary to give full effect to this section.

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The Board of Directors of the Plan Sponsor may designate one or more successors prior to the death, resignation, incapacity or removal of a Trustee. In the event a successor is so designated by the Board of Directors, and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretion and duties of his predecessor with the like effect as if he were originally named as a Trustee herein immediately upon the death, resignation, incapacity or removal of his predecessor.

14.07	Action by Trustee

As it becomes necessary, and from time to time, the Trustee may request an interpretation of Plan provisions from the Plan Administrator. The Trustee shall be relieved of all liability for relying on such interpretation supplied by the Plan Administrator except as provided in Sections 12.04 and 12.05.

14.08	Records and Statement

The Trustee shall keep accurate and detailed accounts of all transactions for which he has responsibility hereunder. All accounts, books and records relating thereto shall be open to inspection at any reasonable time by any Participant or Former Participant, their Beneficiaries, the Employer, the Plan Administrator or any authorized representative of the foregoing. Within sixty (60) days after each Plan Anniversary, or such other date as may be agreed upon by the Trustee, Employer and Plan Administrator, and within sixty (60) days after the removal, resignation, or inability for any reason whatsoever of any Trustee to act, the Employer or Plan Administrator may require the Trustee to file with the Employer and Plan Administrator a statement of the transactions for which he has responsibility. Within ninety (90) days after filing such statement, the Plan Administrator and Employer shall notify the Trustee of any impropriety shown in such statement.

14.09	Responsibility for Plan Assets

The Trustee shall be responsible only for such monies, contracts and other property as shall actually be received by him as Trustee hereunder. The Trustee shall not be liable for failure to make any payment to any person entitled thereto under the Plan unless the Trustee has sufficient funds to do so or would have sufficient funds if it were not for breach of a Fiduciary duty specified in Article XII.

14.10	Investment Powers and Duties of the Trustee

Except to the extent responsibility for certain Plan assets has been allocated to an Investment Manager as provided in Section 13.04, the Trustee is authorized and empowered to invest the Trust Fund as hereinafter provided:

(a)	The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or ERISA so that at all times this Plan may qualify as a qualified Plan and Trust.

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(b)	The Trustee may, from time to time with the consent of the Employer, transfer to a common, collective, or pooled trust fund organized and maintained in the United States by any corporate Trustee, Investment Manager or Custodian hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, provided such common, collective or pooled trust fund expressly limits participation to qualified pension and profit sharing trusts; prohibits that part of its corpus or income which equitably belongs to any trust from being used for or directed to any purposes other than the exclusive benefit of the employees or their beneficiaries who are entitled to benefits thereunder; and prohibits assignment by a participating trust of any part of its equity or interest in the common, collective or pooled trust fund. All the terms and provisions of any such common, collective, or pooled trust fund in which this Trust may participate are hereby adopted and made part of this Plan. The Trustee, may, from time to time with the consent of the Employer, withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.

(c)	The Trustee, at the direction of the Plan Administrator, shall apply for, own, and pay premiums on Insurance Contracts or annuity contracts, or group annuity contracts from an Insurer.

14.11	Other Powers of the Trustee

The Trustee, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of this Agreement, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a)	To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)	To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)	To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

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(d)	To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e)	To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f)	To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)	To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)	To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)	To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)	To employ suitable agents and counsel and to pay their reasonable expenses and compensation, which agent or counsel may or may not be agent or counsel for the Employer;

(k)	To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

(l)	To apply for and procure from responsible insurance companies, to be selected by the Plan Administrator, as an investment of the Trust Fund such endowment or annuity contracts on the life of any Participant as the Plan Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such endowment or annuity contracts; to collect, receive, and settle for the proceeds of all such endowment or annuity contracts as and when entitled to do so under the provisions thereof;

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(m)	To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;

(n)	To invest in Treasury Bills and other forms of United States government obligations;

(o)	Except as hereinafter expressly authorized, the Trustee is prohibited from selling or purchasing stock options. The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as a part of the assets of this Trust, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9B-1 promulgated under such Act, and so long as the Trustee at all times up to and including the time of exercise or expiration of any such option holds sufficient stock in the assets of this Trust to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange traded call option the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence;

(p)	To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(q)	To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit or profit sharing trust created by the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and

(r)	To retain a bank, savings and loan association or similar financial institution to act as a Custodian of all or a portion of the Trust Assets. The retention of a Custodian shall be evidenced by a written agreement between the Trustees and the Custodian. The provisions of such agreement, as it may be amended from time to time, shall govern any assets held thereunder and is hereby made a part of this Agreement.

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14.12	Duties of the Trustee Regarding Payments

At the direction of the Plan Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

14.13	Compensation and Expenses of Trustee

The Trustee may engage the services of any person, including counsel, whose services, in the opinion of the Trustee, are necessary to assist him in carrying out his responsibilities under the Plan. The Employer shall direct the Trustee to pay any expenses properly and actually incurred for such services from the Trust Fund, including such reasonable compensation for services provided by the Trustee as shall have been agreed upon between them, or, alternatively, the Employer may pay such expenses or compensation directly; provided, however, that no Trustee shall receive any compensation if he already receives full-time pay from the Employer.

14.14	Payment of Expenses

If so directed by the Employer or the Plan Administrator, the Trustee shall pay from the Trust Fund the expenses incurred or charged by a person or organization engaged by the Employer or Plan Administrator to assist them in establishing or maintaining the Plan. If so directed by the Plan Administrator, the Trustee shall pay from the Trust Fund any plan termination insurance premiums for the Plan to the Pension Benefit Guaranty Corporation.

14.15	Indemnification of Trustee

The Employer and Plan Administrator shall jointly indemnify the Trustee for any and all liabilities incurred by the Trustee in acting pursuant to the instructions of the Employer, Plan Administrator or Investment Manager, except as provided in Sections 12.04 and 12.05.

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ARTICLE XV – THE EMPLOYER AND PLAN SPONSOR

15.01	Notification

The Plan Sponsor shall notify the Plan Administrator and the Trustee in writing if a new Plan Administrator or Trustee has been appointed hereunder.

15.02	Record Keeping

The Employer shall maintain records with respect to each Employee sufficient to enable the Plan Administrator and Trustee to fulfill their duties and responsibilities under the Plan.

15.03	Bonding

The Employer shall procure bonding for any person, whether or not a Fiduciary, to insure the Plan against risk of loss. The persons to be bonded and the amount necessary shall be determined in accordance with ERISA and regulations thereunder. No bonding shall be required pursuant to state law.

15.04	Signature of Employer

All persons dealing with the Plan may rely on any document executed by the Corporate President, Vice-President, Secretary or Assistant Secretary of a corporate employer, or a general partner of a partnership Employer, or an owner of any other Employer, as being the act of that Employer.

15.05	Plan Counsel and Expenses

The Employer may engage the service of any person or organization, including counsel, whose services, in the opinion of the Employer, are necessary for the establishment or maintenance of this Plan. The expenses incurred or charged by a person or organization engaged by the Employer pursuant to the previous sentence shall be paid by the Employer or, alternatively, the Employer may direct the Trustee to pay such expenses from the Trust Fund.

15.06	Other Responsibilities

Nothing in this Article shall be construed to limit the responsibilities or duties allocated to the Employer in other Articles of the Plan.

15.07	Controlled Groups/Affiliated Service Groups:

(a)	For purposes of crediting Hours of Service, all employees of all corporations which are members of a Controlled Group of corporations, all employees of all trades or businesses (whether or not incorporated) which are a Group Under Common Control, all employees of an Affiliated Service Group and all employees of any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o) shall be treated as employed by a single Employer for purposes of Article II (Funding), Article III (Eligibility), and Article VIII (Vesting).

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Except as provided in Section 19.04, all employees of all corporations which are members of a Controlled Group of corporations, all employees of all trades or businesses (whether incorporated or not) which are a Group Under Common Control, all employees of an Affiliated Service Group and all employees of any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o) shall be treated as employed by a single Employer.

(b)	If the Employer is a member of a Controlled Group, Group Under Common Control, or Affiliated Service Group and if such group maintains more than one qualified retirement plan that is integrated with Social Security, only a single integration level shall be applicable to each Participant who is a Participant in one or more integrated plans. The integration level for each Participant shall be prorated in each such integrated plan in the ratio that the Annual Compensation received by the Participant from the member of the group maintaining such integrated plan bears to the Annual Compensation received by the Participant from all members of the group maintaining all such integrated plans.

(c)	If more than one Employer has adopted this Plan and if all such Employers are members of the same Controlled Group, Group Under Common Control, or Affiliated Service Group:

(1)	The provisions of Articles XVI and XVII shall be applicable to each adopting Employer as an individual Employer; and

(2)	The “effective date” for any adopting Employer who adopts this Plan on other than the Effective Date shall be the first day of the Plan Year in which such adopting Employer shall first elect to be covered by this Plan.

15.08	Employer Contributions

The Employer shall contribute sufficient money to the Plan to maintain the Plan on a sound actuarial basis and to satisfy the minimum funding standards established by law, as determined by the Plan Administrator.

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ARTICLE XVI – AMENDMENT OF PLAN

16.01	Power to Amend

The Plan Sponsor reserves the power to amend, alter, or wholly revise the Plan, prospectively or retrospectively, at any time, and the interest of every Participant is subject to the power so reserved. An amendment to this Plan adopted by the Plan Sponsor shall also bind each adopting Employer without written action of the adopting Employer.

16.02	Limitations on Amendments

Upon execution of any amendment, the Employer, Plan Administrator, Trustees, Participants and their Beneficiaries shall be bound thereby; provided, however, that no amendment:

(a)	Shall enlarge the duties or responsibilities of the Plan Administrator or Trustee without his consent; or

(b)	Shall cause any part of the assets contributed to the Plan to be diverted to any use or purpose other than for the exclusive benefit of the Participants and their Beneficiaries (including the reasonable cost of administering the Plan) prior to the satisfaction of all liabilities (fixed and contingent) under the Plan to Participants and their Beneficiaries; or

(c)	Shall reduce the vesting percentage of any Participant, Former Participant, or Beneficiary; or

(d)	Shall reduce or restrict the Accrued Benefit of any Participant, Former Participant or Beneficiary; or

(e)	Shall reduce the Actuarial Equivalent of the Accrued Benefit of a Participant, Former Participant or Participant payable on an optional form of benefit with respect to such individual’s Accrued Benefit as of the date of the amendment; or

(f)	Shall eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in regulations under Code Section 411(d)(6)(B)), or eliminate an optional form of benefit, with respect to benefits attributable to service before the amendment. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to Participants or Former Participants who satisfy (either before or after the amendment) the pre-amendment conditions for the subsidy.

Notwithstanding the above, any amendment may be made which may be or become necessary in order that the Plan will conform to the requirements of Section 401(a), or of any generally similar successor provision, of the Code, or in order that all of the provisions of the Plan will conform to all valid requirements of applicable federal and state laws.

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For purposes of this Section, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (b) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing a Participant’s Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding, the Accrued Benefit of a Participant, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code Section 412(c)(8) (as it read before the first day of the 2008 Plan Year) or Code Section 412(d)(2) (as it reads for Plan Years beginning on and after February 1, 2008), or to the extent permitted under Regulation Sections 1.411(d)-3 and 1.411(d)-4.

16.03	Method of Amendment

Each amendment shall be stated in an instrument in writing signed in the name of the Plan Sponsor by its Corporate President or Vice-President or other duly authorized corporate officer, or by any other individual duly authorized by its Board of Directors.

16.04	Notice of Amendment

Written notice of each amendment shall be given promptly by the Plan Sponsor to any other Employers, the Plan Administrator and the Trustee.

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ARTICLE XVII – TERMINATION OF PLAN

17.01	Right to Terminate

The Plan Sponsor may terminate the Plan at any time by a written resolution by the Board of Directors specifying the termination date. The Plan Sponsor shall promptly notify the Plan Administrator, Trustee and any other Employers of such action. Further, the Plan Sponsor shall notify all Participants and Former Participants of such action, and shall file all required reports with Federal agencies, in accordance with applicable regulations.

17.02	Effect of Termination

In the event of a Plan termination, the rights of all affected Participants to their Accrued Benefits as of the date of such termination shall be fully vested, to the extent funded, and shall not thereafter be subject to forfeiture, except to the extent that law or regulation may preclude such vesting in order to prohibit discrimination in favor of officers, shareholders, or highly compensated Employees. For purposes of the preceding sentence, a Participant who has terminated employment with the Employer and incurred a One Year Break in Service as of the termination date shall not be considered to be affected by such Plan termination, and shall be vested in his Accrued Benefit only to the extent provided in the other applicable Articles of this Plan. Participants shall have recourse toward satisfaction of their non-forfeitable benefits solely from the Trust assets or the Pension Benefit Guaranty Corporation.

The assets of the Trust Fund shall be allocated and payment or provision for the payment of benefits (subject to the limitations required by Article XI) made in the following order of preference:

(a)	Rollover Contributions: The available assets of the Trust Fund shall first be allocated to provide benefits from rollover contributions by a Participant, if any, pursuant to the provisions of Article IX.

(b)	Voluntary Contributions: The remaining assets of the Trust Fund shall be allocated to provide benefits from voluntary contributions by a Participant, if any, pursuant to the provisions of Article IX.

(c)	Mandatory Contributions: The remaining assets of the Trust Fund shall be allocated to provide that portion of each individual’s Accrued Benefit that is derived from the Participant’s Mandatory Contributions to the Plan, if any, pursuant to Article IX.

(d)	Certain Benefits Payable Three Years Prior to Termination: To the extent the amount of a benefit has not been provided in the foregoing categories (a), (b) and (c), the available assets of the Trust Fund shall first be allocated to provide benefits that became payable three (3) or more years before the effective date of Plan termination, or that could have become payable at the beginning of such three (3) year period had the Participant not deferred the commencement of his benefit by failing to elect Early Retirement, or that could have become payable had a Participant’s retirement occurred immediately prior to the beginning of such three (3) year period, provided that:

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(i)	The portion of the benefit payable to a Participant or the Beneficiary of a Participant (or that could have been payable) shall be based on the provisions of the Plan in effect five (5) years prior to the effective date of Plan termination; and for this purpose, the first Plan Year in which an amendment became effective, or was adopted if later, shall constitute the first year an amendment was in effect; and further provided that;

(ii)	If the Pension payable under the Plan had been reduced, either by amendment or due to the form in which the Pension is being paid, during the three (3) year period ending on the effective date of Plan termination, then the lowest benefit in pay status during such three (3) year period shall be considered the benefit in pay status for purposes of this category (d).

(e)	Other Benefits Eligible for Termination Insurance: To the extent that the amount of a benefit has not been provided in the foregoing categories (a), (b), (c) and (d), the remaining assets shall be allocated to provide any benefit payable under the Plan for a Participant whose employment terminated prior to the effective date of Plan termination, or any immediate or deferred benefit that would have been payable to or on behalf of a Participant had his employment terminated for a reason other than death on the effective date of Plan termination, provided that the amount of a pension to be provided under this category (e) shall be determined as follows:

(i)	The portion of the benefit payable to a Participant or the Beneficiary of a Participant (or that could have been payable) based on the provisions of the Plan in effect five (5) years prior to the effective date of Plan termination; and for this purpose, the first Plan Year in which an amendment became effective, or was adopted if later, shall constitute the first year an amendment was in effect; plus

(ii)	The portion of the benefit payable to a Participant or the Beneficiary of a Participant which would have been included in (i) above had the Plan or a Plan amendment been in effect five (5) years prior to the effective date of Plan termination, determined as follows: Twenty percent (20%) for each Plan Year (less than five (5)) that the Plan or an amendment thereto was in effect, multiplied by the amount that would have been included under subparagraph (i) for such Participant or Beneficiary had the Plan or the amendment been in effect for five (5) Plan Years as of the effective date of Plan termination; provided that,

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(iii)	No benefit payable under this category (e) to a Participant or Beneficiary shall exceed an amount with an Actuarial Equivalent value of a monthly benefit in the form of a life only annuity commencing at Age sixty-five (65) equal to seven hundred fifty dollars ($750) multiplied by a fraction, the numerator of which is the contribution and benefit base determined under Section 230 of the Social Security Act in effect at the effective date of Plan termination and the denominator of which is such contributions and benefit base in effect in calendar year 1974.

(f)	Other Vested Benefits: To the extent that the amount of a benefit has not been provided in the foregoing categories (a), (b), (c), (d) and (e), the remaining assets shall be allocated to provide the benefit payable under the Plan to or on behalf of a Participant had his employment terminated for a reason other than death on the effective date of Plan termination, in the following order of preference:

(i)	To any Participant who had retired prior to the effective date of Plan termination under either Section 4.01, or who was eligible to retire on the effective date of Plan termination under said Section;

(ii)	To any Participant who had retired prior to the effective date of Plan termination under Section 4.02, or who was eligible to retire on the effective date of Plan termination under said Section; or

(iii)	To any Participant whose employment had terminated prior to the effective date of Plan termination with entitlement to a deferred Vested Accrued Benefit under Section 8.04(b), or who would have been eligible for a deferred Vested Accrued Benefit under said Section had his employment terminated on the effective date of Plan termination.

(g)	Other Benefits: To the extent that the amount of a benefit has not been provided in the foregoing categories (a), (b), (c), (d), (e), and (f), the remaining assets shall be allocated to provide the benefit accrued under the Plan, without regard to the satisfaction of the vesting requirements of this Plan, with respect to each Participant whose employment had not terminated as of the effective date of Plan termination, according to the respective Actuarial Equivalent value of each such Participant’s Accrued Benefits.

If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be reduced proportionately.

The Plan Administrator shall calculate the allocation of the assets of the Trust Fund in accordance with the above priority categories, and certify his calculations to the Trustee.

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17.03	Manner of Distribution

In the event of a Plan termination, the Plan Administrator shall direct the Trustee to distribute the Accrued Benefits of all Participants, Former Participants, and Beneficiaries in accordance with Article VI and Article VIII. Where distribution is in the form of an annuity, the Plan Administrator shall purchase on the Participant’s behalf a nontransferable annuity contract from an insurance company licensed to do business in any State, subject to any minimum issue limits of such insurance company. The terms and conditions of such annuity contract shall preserve the Participant’s rights to his Accrued Benefit to the extent possible as if the Plan had not terminated.

No payment of benefits (or provisions therefor) shall actually be made by the Trustee until after it is advised by the Plan Administrator in writing that applicable requirements, if any, of ERISA governing termination of this Plan have been, or are being, complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained. The actual payment of benefits (or provision therefor) shall be in conformity with the applicable requirements, methods and procedures, if any, of ERISA governing the termination of the Plan.

17.04	Residual Amounts

In no event shall the Employer receive any amounts from the Trust Fund upon termination of the Plan, except that, and notwithstanding any other provisions of the Plan, the Employer shall receive such amounts, if any, as may remain after the satisfaction of all liabilities (fixed and contingent) of the Plan and arising out of any variations between actual requirements and expected actuarial requirements, unless the Board of Directors resolves to have such amounts allocated to the Participants in a non-discriminatory manner.

17.05	Termination of an Employer

An Employer, other than the Plan Sponsor, may terminate its participation in the Plan at any time by a written resolution by the Board of Directors specifying the termination date. The Employer shall promptly notify the Plan Sponsor, Plan Administrator and Trustee of such action.

17.06	Partial Termination

A partial termination of the Plan may be deemed to have occurred if a substantial percentage of Participants are excluded from coverage by reason of amendment of the Plan, severance by an Employer or termination of an Employer, or if the Plan is amended to adversely affect the rights of employees to vest in benefits under the Plan or to reduce or eliminate future benefit accruals under the Plan. The determination of whether a partial termination has occurred shall be made on the basis of the facts and circumstances in a particular case.

17.07	Effect of Partial Termination

In the event of a partial termination of the Plan, the provisions of Section 17.02 shall apply to those Participants affected by the partial termination.

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ARTICLE XVIII - THE INSURER

18.01	Actions Consistent with Terms of Contracts

No Insurer, which may issue an insurance or annuity contract for the purpose of this Plan and Trust, shall be required to take or permit to be taken any action contrary to the provision of said contract nor shall the Insurer be required to look into the terms of this Plan and Trust or question any action as authorized by the Trustee or Plan Administrator in the application for a contract or changes in any existing contract.

18.02	Insurer not a Party to Plan

The Insurer shall not be deemed to be a contracting party to this Plan and Trust for any purpose nor shall it be responsible for the validity of this Plan and Trust.

18.03	Signature of Trustee

Any and all forms, or other documents as required by the Insurer, may be executed and signed by any one Trustee. When so executed, any such document shall be accepted by the Insurer as conclusive evidence of any matters mentioned in this Plan and Trust, and any such Insurer shall be fully protected in taking any action on the faith thereof and shall incur no liability or responsibility for doing so.

18.04	Validity of Contracts

Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

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ARTICLE XIX – LIMITATIONS ON BENEFITS

19.01	Special Definitions

For purposes of this Article, the following terms shall be defined as follows:

(a)	“Annual Benefit” means a benefit which is payable annually in the form of a straight life annuity. Such benefit does not include any benefits attributable to Participant contributions or Rollover contributions, as provided in Article IX, or to any benefit attributable to a transfer of assets or liabilities from another qualified plan. If the benefit is payable in a form other than a straight life annuity, it shall be adjusted in accordance with Subsection 19.02(b) for purposes of applying the limitations of Subsection 19.02(a). For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regard to Treasury Regulation 1.401(a)-20, Q&A 10(d), and with regard to Treasury Regulation 1.415(b)-l(b)(l)(iii)(B) and (C).

No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a Qualified Joint and Survivor Annuity to the extent such benefits would not be payable if the Participant's benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or ( c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

(b)	“Average Compensation” shall mean the average of a Participant’s Compensation for the three (3) consecutive Limitation Years (or the actual number of consecutive years, if less than three (3)) during which the Participant had the greatest aggregate Compensation from the Employer. In the case of a Participant who has separated from service, the Participant’s Average Compensation will automatically be adjusted by multiplying such Average Compensation by the cost of living adjustment factor prescribed by the Secretary under Code Section 415(d) in such manner as the Secretary shall prescribe. The adjusted Average Compensation shall apply to Limitation Years ending with the calendar year of the date of adjustment but a Participant's benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

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(c)	“Compensation” for purposes of this Article and compliance with Code Section 415 shall mean and be determined as follows:

(1)	The term “Compensation” shall include:

(A)	The Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or would have been includible in gross income but for an election under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(I)(B), 402(k) or 457(b )). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, overtime, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation 1.62- 2(c).

(B)	In the case of a Participant who is a Self-Employed Individual, the Participant’s Earned Income.

(C)	Any amounts contributed by the Employer or received by the Participant pursuant to a non-qualified plan of deferred compensation in the year such amounts are includable in the gross income of the Participant, under the rules of Code Section 409A.

(D)	Effective for Plan Years beginning on and after February 1, 2009, differential wage payments (as defined in Code Section 3401(h)(2)) paid to an Employee of the Employer with respect to any period during which the Employee is performing service in the uniformed services (as defined in Code Section 3401(h)(2)(A)) while on active duty for more than 30 days that represents all or a portion of the wages the Employee would have received from the Employer if the individual were performing services for the Employer.

Compensation shall not include in any Limitation Year compensation in excess of two hundred thousand dollars ($200,000), such amount to be adjusted by the Commissioner for increases in the cost of living after 2002 in accordance with Code Section 401(a)(17)(B). A Participant's Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins.

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(2)	The term “Compensation” does not include items such as:

(A)	Except as provided in subparagraph (1)(A) above, any employer contributions to a qualified retirement plan and any employer contributions to any other retirement plan which receives special tax benefits, to the extent the contributions are not includable in the gross income of the Participant for the taxable year in which made; and any distributions from any such retirement plan, regardless of whether the distributions are includable in the gross income of the Participant.

(B)	Amounts realized from the exercise of a nonstatutory stock option (which is an option other than a statutory as defined in Treasury Regulation 1.421-1(b), or when restricted stock (or other property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code Section 83 and the regulations thereunder).

(C)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option (as defined in Treasury Regulation 1.421-1(b)).

(D)	Other amounts that receive special tax benefits, such as premiums for group health insurance and group term life insurance (but only to the extent that the compensation is not includable in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125).

(3)	The Compensation (as described in (1) above), actually paid or made available to a Participant within the Limitation Year is the Compensation used for the purposes of applying the limitations of Code Section 415 unless the Employer has elected to use the Compensation accrued during a Limitation Year for purposes of applying the limitations of this Article and Code Section 415.

In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Section 415(h)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Section 415(h)), or which constitutes an affiliated service group (as defined in Code Section 414(m)), all such employers must make a similar election.

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For Limitation Years beginning on or after February 1, 2008, Compensation for a Limitation Year shall also include Compensation paid by the later of 2-1/2 months after an employee's severance from employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee's severance from employment with the Employer maintaining the Plan, if the payment is regular compensation for services during the Employee's regular working hours, or compensation for services outside the employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer.

Back pay, within the meaning of Treasury Regulation 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and Compensation that would otherwise be included under this definition.

(4)	In the case of a Participant who is rehired after a severance from employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant's High Three-Year Average Compensation, as determined prior to the severance from employment, as adjusted pursuant to the preceding paragraph, if applicable; or 100 percent of the Participant's High Three-Year Average Compensation, as determined after the severance from employment under paragraph 19.02(h).

(d)	“Defined Benefit Dollar Limitation” shall mean one hundred sixty thousand dollars ($160,000), adjusted annually for Limitation Years beginning after December 31, 2001 for increases in the cost of living applicable to the calendar year in which a Limitation Year ends in accordance with Code Section 415(d) as prescribed by the Secretary of the Treasury. A limitation as adjusted under Code Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

(e)	“Employer” shall mean the Employer that adopts this Plan and, in the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or which constitutes an affiliated service group, (as defined in Code Section 414(m)) or which is required to be aggregated with the Employer under Code Section 414(o), all such employers shall be considered a single Employer for purposes of applying the limitations of this Article.

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(f)	“Limitation Year” shall mean the twelve (12) consecutive month period specified in Article I hereof.

The Limitation Year may be changed by amending the election previously made by the Employer. Any change in the Limitation Year must be a change to a twelve (12) month period commencing with any day within the current Limitation Year. The limitations of this Article (and Code Section 415) are to be separately applied to a limitation period which begins with the first day of the current Limitation Year and which ends on the day before the first day of the first Limitation Year for which the change is effective.

The Limitation Year for all years prior to the effective date of Code Section 415 shall, as applied to this Plan, be the twelve (12) consecutive month period selected as the Limitation Year for the first Limitation Year after the effective date of Code Section 415.

(g)	"Formerly Affiliated Plan of the Employer" shall mean a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(h)	“Predecessor Employer": If the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer is a Predecessor Employer with respect to the Participant in the Plan. A former entity that antedates the Employer is also a Predecessor Employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(i)	"Severance from Employment" shall occur when an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the employee's new employer maintains the Plan with respect to the employee.

19.02	Limitations Applicable to this Plan

Notwithstanding any other provision of this Plan to the contrary, in no event shall a Participant or Former Participant receive or accrue a benefit under this Plan which exceeds the following limitations:

(a)	General Limitation: The Annual Benefit to which a Participant or Former Participant is entitled at any time may not exceed the lesser of:

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(1)	The Defined Benefit Dollar Limitation; or

(2)	One hundred percent (100%) of such Participant’s Average Compensation.

(b)	Adjustments for Other than Straight Life Annuity: For purposes of applying the limitations of Subsection (a) above, if the benefit payable to a Participant or Former Participant is payable in any form other than a straight life annuity, the benefit shall be adjusted to a straight life annuity which is the Actuarial Equivalent of such benefit determined in accordance with (1) or (2) below:

(1)	Forms of Benefit Not Subject to Code Section 417(e)(3): The straight life annuity that is the Actuarial Equivalent of the Participant's form of benefit shall be determined under this paragraph 19.02(b)(1) if the form of the Participant's benefit is either a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or an annuity that decreases during the life of the Participant merely because of the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11).

(A)	Limitation Years beginning before February 1, 2008: For Limitation Years beginning before February 1,2008, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount: (I) the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan for adjusting benefits in the same form; and (II) a 5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.08 of the Plan for that Annuity Starting Date.

(B)	Limitation Years beginning on or after February 1,2008: For Limitation Years beginning on or after February I, 2008, the Actuarial Equivalent straight life annuity is equal to the greater of (1) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant's form of benefit; and (2) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.08 of the Plan for that Annuity Starting Date.

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(2)	Forms of Benefit Subject to Code Section 417(e)(3): The straight life annuity that is the Actuarial Equivalent of the Participant's form of benefit shall be determined under this paragraph if the form of the Participant's benefit is other than a benefit form described in (I) above. In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(A)	Annuity Starting Date in Plan Years Beginning After 2005: If the Annuity Starting Date of the Participant's form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of(I) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using a 5.5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.08 of the Plan; and (III) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using the Applicable Interest Rate defined in Section 1.07 of the Plan and the Applicable Mortality Table defined in Section 1.08 of the Plan, divided by 1.05.

(B)	Annuity Starting Date in Plan Years Beginning in 2004 or 2005: If the Annuity Starting Date of the Participant's form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.08 of the Plan.

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If the Annuity Starting Date of the Participant's benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31,2004, the application of this paragraph (B) shall not cause the amount payable under the Participant's form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Article, except that the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greatest annual amount:

(I)	the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan for adjusting benefits in the same form;

(II)        the Applicable Interest Rate defined in Section 1.07 of the Plan and the Applicable Mortality Table defined in Section 1.08 of the Plan; and

(III)	the Applicable Interest Rate defined in Section 1.07 of the Plan (as in effect on the last day of the last Plan Year beginning before January 1,2004, under provisions of the Plan then adopted and in effect) and the Applicable Mortality Table defined in Section 1.08 of the Plan.

(c)	Adjustment Where Benefit Commences Before Age 62:

(1)	Limitation Years Beginning Before February I, 2008: If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning before February 1, 2008, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) below for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan; or (2) a 5-percent interest rate assumption and the Applicable Mortality Table as defined in Section 1.08 of the Plan.

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(2)	Limitation Years Beginning on or After February 1, 2008:

(A)	Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after February 1,2008, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) for Years of Participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date as defined in Section 1.08 of the Plan (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date).

(B)	Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after February 1, 2008, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the lesser of the limitation determined under (A) above and the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Article.

(d)	Adjustment Where Benefit Commences After Age 65:

(1)	Limitation Years Beginning Before February 1, 2008. If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning before February 1,2008, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate specified in Section 1.02 of the Plan and the mortality table (or other tabular factor) specified in Section 1.02 of the Plan; or (2) a 5-percent interest rate assumption and the Applicable Mortality Table as defined in 1.08 of the Plan.

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(2)	Limitation Years Beginning Before February 1, 2008.

(A)	Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after February 1, 2008, and the plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) for Years of Participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date as defined in Section 1.08 of the Plan (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date).

(B)	Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after February 1, 2008, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant's Annuity Starting Date is the lesser of the limitation determined under paragraph(2)(A) above and the Defined Benefit Dollar Limitation (adjusted under Paragraph 19.02(g) for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

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(e)	Notwithstanding the other requirements of this Section 19.02, no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant's death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant's death if the Plan does not charge Participants for providing a Qualified Preretirement Survivor Annuity, as defined in Code Section 417(c), upon the Participant's death.

(f)	Annual Benefit Not in Excess of Ten Thousand Dollars: The benefit payable to a Participant or Former Participant shall not be considered to exceed the limitations of Subsection (a) above, if:

(1)	The benefits derived from Employer contributions payable with respect to such Participant under this Plan and all other defined benefit plans maintained by the Employer do not in the aggregate exceed ten thousand dollars ($10,000) for any Limitation Year; and

(2)	The Employer has not at any time maintained a defined contribution plan in which the Participant participated.

No adjustment for the Age at which a Participant's benefit commences or for the form of the benefit shall be required for purposes of this subsection.

(g)	Reduction for Less than Ten Years of Participation or Service: If a Participant or Former Participant has less than ten (10) Years of Participation, the dollar limitation described in paragraph 19.02(a)(l) above shall be reduced by ten percent (10%) for each Year of Participation less than ten (10) years. If a Participant or Former Participant has less than ten (10) Years of Credited Service, the percentage limitation described in paragraph 19.02(a)(2) and the dollar limitation described in paragraph 19.02(e)(1) shall be reduced by ten percent (10%) for each Year of Credited Service less than ten (10) years.

(h)	If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a predecessor Employer, the sum of the Participant's Annual Benefits from all such plans may not exceed the limitation described in Section 19.02(a).

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(i)	Severance from Employment: In the case of a Participant who is rehired after a severance from employment, the limitation described in Section 19.02(a)(2) shall be the greater of 100 percent of the Participant' s Average Compensation, as determined prior to the severance from employment, as adjusted pursuant to Section 19.01(c)(3), if applicable; or 100 percent of the Participant's Average Compensation, as determined after the severance from employment.

In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant's Average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.

19.03	Aggregation of Plans

For purposes of applying the limitations of Sections 19.02 applicable to a Participant for a particular Limitation Year, all qualified defined benefit plans ever maintained by the Employer shall be treated as one defined benefit plan, and all defined contribution plans ever maintained by the Employer shall be treated as one defined contribution plan. However, this Plan shall not be combined with any multiemployer plan maintained by the employer for purposes of applying the Code Section 415(h)(1)(B) limit to this Plan.

19.04	Formerly Affiliated Plans of the Employer

A plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the employer, such as transfer of plan sponsorship outside a controlled group.

19.05	Plans of a Predecessor Employer

If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a Predecessor Employer, the Participant's benefits under a plan maintained by the Predecessor Employer shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay Participants' benefit liabilities under the Plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provide under the plan of the Predecessor Employer.

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19.06	Benefits Under Terminated Plans

If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all Plan Participants and a Participant in the Plan has not yet commenced benefits under the Plan, the benefits provided pursuant to the annuities purchased to provide the Participant's benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Article. If there are not sufficient assets for the payment of all Participants' benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

19.07	Benefits Transferred From the Plan

If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Treasury Regulation 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Treasury Regulation 1.411(d)-4, Q&A-3(c), the transferred benefits are treated by the Employer's Plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants' benefit liabilities under the Plan. If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Treasury Regulation 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.

19.08	Special Rules

The limitations of this Article shall be determined and applied taking into account the rules in Treasury Regulation 1.415(f)-1(d), (e) and (h).

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ARTICLE XX – TOP-HEAVY PROVISIONS

20.01	Application

If this Plan is or becomes Top-Heavy for any Plan Year beginning after December 31, 1983, the provisions of this Article shall supersede any conflicting provisions contained in any other Article of this Plan.

20.02	Special Definitions

For purposes of this Article and related Plan provisions, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

(a)	“Determination Date” shall mean, for any plan year subsequent to the first plan year, the last day of the preceding plan year for such plan; for the first plan year of a plan, the last day of that plan year.

(b)	“Determination Period” shall mean the plan year containing the Determination Date for such plan.

(c)	“Five Percent Owner” shall mean:

(1)	If the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation.

(2)	If the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

(d)	“Key Employee” shall mean any Employee or former Employee (including any deceased employee) who at any time during the Determination Period was:

(1)	An officer of the Employer during a Plan Year in which he received Top-Heavy Compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002). For purposes of this Paragraph, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the number of Employees) shall be treated as officers; or

(2)	A Five Percent Owner of the Employer; or

(3)	A One Percent Owner of the Employer during a plan year in which he received Top-Heavy Compensation greater than one hundred fifty thousand dollars ($150,000).

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The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Regulations and other guidance of general applicability issued thereunder. For purposes of determining who is a One Percent Owner or Five Percent Owner, the rules of Code Section 414(b), (c) and (m) shall not apply.

The term “Non-Key Employee” shall mean any Employee or former Employee (and any Beneficiary of such Employee) who is not a Key Employee. Non-Key Employees include Employees who are former Key Employees.

(e)	“One Percent Owner” shall mean:

(1)	If the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of all stock of the corporation; or

(2)	If the Employer is not a corporation, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.

(f)	“Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(g)	“Present Value” shall mean the actuarial present value of an amount or series of amounts determined based on the assumptions specified in Section 1.02.

(h)	“Required Aggregation Group” shall mean:

(1)	Each qualified plan of the Employer including any plan terminated within the last five years ending on the determination date in which at least one Key Employee participates in the plan year containing the determination date, or any of the four preceding plan years; and

(2)	Any other qualified plan of the Employer which enables a plan described in Item (1) to meet the requirements of Code Sections 401(a)(4) or 410.

(i)	“Top-Heavy”: This Plan is Top-Heavy if any of the following conditions apply:

(1)	If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

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(2)	If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

(3)	If this Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%).

(j)	“Top Heavy Average Monthly Compensation” shall mean one-twelfth (1/12th) of the average of a Participant’s Top-Heavy Compensation during the five (5) consecutive Plan Years (or the total number of such years of the Participant’s employment, if less than five (5)) which produces the highest average, but taking into account only Top-Heavy Compensation for years that this Plan was Top-Heavy and any years preceding a year that this Plan was Top-Heavy.

(k)	“Top-Heavy Compensation” shall have the same meaning as the term ‘Compensation’ defined in Section 19.01, but shall include contributions made by the Employer to a plan of deferred compensation otherwise excluded in Section 19.01.

(l)	“Top-Heavy Ratio” shall mean and be determined as follows:

(1)	If the Employer maintains one or more defined benefit plans and the Employer has never maintained any defined contribution plan (including any simplified employee pension plan) which during the five (5) year period ending on the Determination Date has or has had an account balance, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Present Values of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is the sum of all Present Values of Accrued Benefits of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any part of any Accrued Benefit distributed in the one (1) year period ending on the Determination Date. “Five (5) year period” shall be satisfied for “one (1) year period” above in the case of a distribution for a reason other than separation from service, death, or disability.

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(2)	If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) which during the five (5) year period ending on the Determination Date has or has had an account balance, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of Accrued Benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any part of any account balance or Accrued Benefit distributed in the one (1) year period ending on the Determination Date and any contribution to a defined contribution plan that is due but unpaid as of the Determination Date. “Five (5) year period” shall be substituted for “one (1) year period” in the case of a distribution for a reason other than separation from service, death, or disability, In the case of a defined contribution plan which is not subject to Code Section 412, the adjustment for contributions due but unpaid is generally the amount of any contributions actually made after the Top-Heavy Valuation Date but on or before the Determination Date; however, for the first plan year of such a plan, the adjustment shall also reflect the amount of any contributions made after the Top-Heavy Valuation Date that are allocated as of a date in that first plan year. In the case of a defined contribution plan that is subject to Code Section 412, the account balances shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed; furthermore, the adjustment for contributions due but unpaid shall reflect the amount of any contribution actually made (or due to be made) after the Top-Heavy Valuation Date but before the expiration date of the extended payment period in Code Section 412(c)(10).

(3)	For purposes of (1) and (2) above, the value of account balances and the Present Value of Accrued Benefits shall be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve month period ending on the Determination Date. The account balances and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. For Plan Years beginning after December 31, 2001, the account balances and Accrued Benefits of any Participant who has not performed any service for the Employer at any time during the one (1) year period ending on the Determination Date shall be disregarded. In the case of a defined benefit plan, the Present Value of Accrued Benefits shall not reflect any proportional subsidies and shall reflect any non-proportional subsidies provided by the Plan. The calculations of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code Section 416 and the Regulations thereunder. In the case of unrelated rollovers and transfers: (1) the plan making the distribution or transfer shall count the distribution as part of an accrued benefit distributed; and (2) the plan accepting the rollover or transfer shall not consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted after December 31, 1983, and shall consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted prior to January 1, 1984. In the case of related rollovers and transfers, the plan making the distribution or transfer shall not count the distribution or transfer as part of an accrued benefit distributed, and the plan accepting the rollover or transfer shall count the rollover or transfer as part of the accrued benefit. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

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For purposes of the above, a Participant’s Accrued Benefit in a defined benefit plan shall be determined under a uniform accrual method which applies for all defined benefit plans maintained by the Employer or, if there is no such method, under the method described in Code Section 411(b)(1)(C) which provides the slowest rate of accrual.

(m)	“Top-Heavy Valuation Date” shall mean the date as of which the Present Value of Accrued Benefits under a defined benefit plan or account balances under a defined contribution plan, which is part of a Permissive Aggregation Group or Required Aggregation Group, is determined for calculating the Top-Heavy Ratio. For a defined benefit plan, such date shall be the same as the actuarial valuation date used for computing plan costs under Code Section 412, regardless of whether an actuarial valuation is performed that year. For a defined contribution plan, such date shall be the last day of the plan year.

(n)	“Year of Top-Heavy Service” shall mean a Plan Year during which a Participant is not a Key Employee and during which such Participant is credited with a Year of Participation. For this purpose, a Plan Year shall be disregarded to the extent such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

20.03	Top-Heavy Minimum Accrued Benefit: For any Plan Year in which the Plan is Top-Heavy

(a)	Except as otherwise provided below, the Accrued Benefit of any Participant who is a Non-Key Employee shall not be less than the lesser of:

(1)	Two percent (2%) of such Participant’s Top-Heavy Average Monthly Compensation multiplied times his Years of Top-Heavy Service; or

(2)	Twenty percent (20%) of such Participant’s Top-Heavy Average Monthly Compensation.

The minimum Accrued Benefit shall be determined without regard to any Social Security contribution by the Employer. This minimum accrual applies even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the Plan Year because of:

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(1)	The Participant not being employed on the last day of the Plan Year;

(2)	The Participant’s failure to make mandatory employee contributions to the Plan;

(3)	Annual Compensation less than a stated amount; or

(4)	The Plan being integrated with Social Security.

The minimum Accrued Benefit determined above shall be based on payment in the form of a single life annuity with no ancillary benefits. If such Accrued Benefit is payable in any form other than a life annuity, it shall be equal to the Actuarial Equivalent of such life annuity.

20.04	Nonforfeitability of Minimum Accrued Benefit

The minimum Accrued Benefit required under Section 20.03 (to the extent required to be non-forfeitable under Code Section 416(b)) shall not be forfeited in the case of a suspension of benefits under Code Section 411(a)(3)(B) or a withdrawal of mandatory employee contributions under Code Section 411(a)(3)(D).

20.05	Minimum Vesting Provision

For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to each Participant in the Plan, unless the vesting schedule of Section 8.02 would produce a larger vesting percentage for a Participant, in which case the vesting schedule of Section 8.02 shall apply to such Participant:

Years of Vesting Service	Vesting Percentage

Less than 2	0%
2 or More	100%

This vesting schedule applies to all Accrued Benefits within the meaning of Code Section 411(a)(7), except those attributable to employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year and any change in the Plan’s vesting schedule due to a change in Top-Heavy status shall be subject to the provision of Section 8.03. However, this Section does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy; such Employee’s Vested Accrued Benefit shall be determined without regard to this Section.

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ARTICLE XXI – MISCELLANEOUS

21.01	Participant’s Rights

This plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

21.02	Alienation

Except as specifically provided otherwise herein, no benefit which shall be payable out of the Trust Fund to any person (including a Participant, Former Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

The preceding paragraph shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant, Former Participant or Beneficiary pursuant to a Domestic Relations Order, unless such Domestic Relations Order is determined to be a Qualified Domestic Relations Order. In the event the Plan, the Trustee, or the Plan Administrator receives a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant, Former Participant or Beneficiary whose benefit is the subject of such order and provide him with the Plan’s procedure for determining whether such order is a Qualified Domestic Relations Order. Unless and until said order is set aside, the following provisions shall apply:

(a)	The Plan Administrator shall within a reasonable time determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant, Former Participant or Beneficiary whose benefit is the subject of such order, of such determination.

(b)	Until the determination is made as required by Subsection (a), the Trustee shall separate into a separate account in the Plan or in an escrow account the amounts which would have been payable to a person other than as required by this Plan if the Trustee had complied with the order.

(c)	If, within eighteen (18) months after the receipt of the order by the Trustee or Plan Administrator, the Plan Administrator determines that the order is a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee and the Trustee shall pay the segregated amounts plus any other amounts to the Alternative Payee(s) named in such order in accordance with such order.

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(d)	If, within eighteen (18) months after the receipt of the order by the Trustee or Plan Administrator, the Plan Administrator determines that the order is not a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee and the Trustee shall disregard the order and pay in accordance with this Plan amounts required hereunder (including segregated amounts and any interest thereon) to the person to whom the payments would have been made if there had been no such order.

(e)	Notwithstanding Subsections (b), (c) and (d) above, if the Trustee or Plan Administrator was a party to the proceedings which issued the order or is otherwise bound by the order and the Trustee or Plan Administrator is ordered by such order to pay in accordance with said order, the Plan Administrator may after notice to the Participant, Former Participant or Beneficiary, direct the Trustee to and the Trustee shall, upon such direction, pay in accordance with said order unless the Code or ERISA prohibits such payment.

(f)	If, more than eighteen (18) months after the receipt of the order by the Trustee or Plan Administrator, a determination is made that such order is a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee and the Trustee shall pay such amounts to the Alternate Payee(s) named in such order in accordance with such order, but only with respect to amounts which are payable after the date such determination is made.

(g)	The Plan Administrator shall establish reasonable procedures to determine whether an order received by it or the Trustee is a Qualified Domestic Relations Order and to administer distributions pursuant to said order.

(h)	Nothing in this Section 21.02 shall be deemed to allow payment to an Alternate Payee under a Qualified Domestic Relations Order before the Annuity Starting Date of the Participant of Former Participant whose benefits are subject to the Qualified Domestic Relations Order unless earlier payment is specifically provided under the terms of the Qualified Domestic Relations Order.

In the event a Participant’s benefits are garnished or attached by any court order, other than a Domestic Relations Order, the Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

21.03	Actions Consistent with Terms of Plan

All actions taken by the Employer, Plan Administrator or Trustee with respect to Trust assets shall be in accordance with the terms of the Plan and Trust.

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21.04	Performance of Duties

All parties to this Plan and Trust, or those claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan and Trust or any of its provisions.

21.05	Validity of Plan

This Plan shall be construed in a way that is consistent with ERISA and regulations thereunder, the Code and regulations thereunder, and, to the extent state law has not been preempted by federal law, the laws of the State in which the Plan Sponsor has its principal office. In case any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan; but the Plan shall be construed and enforced as if such provision had never been included therein.

21.06	Legal Action

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

21.07	Gender and Number

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

21.08	Uniformity

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

21.09	Headings

The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

21.10	Receipt and Release for Payments

Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

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21.11	Payments of Minors, Incompetents

In any event the Plan Administrator must direct a payment from the Plan to or for the benefit of any minor or incompetent Participant or Beneficiary, the Plan Administrator shall direct the Trustee to make such payment according to the written instructions of the legal guardian of such minor or the attorney-in-fact of such incompetent. In the absence of such written instructions, the Plan Administrator, in his sole and absolute discretion, may, but need not, direct the Trustee to make such distribution to any of the following: with respect to a minor, a natural guardian or other relative or adult with whom the minor temporarily or permanently resides; with respect to an incompetent, a court-appointed conservator of the incompetent, a relative or adult with whom the incompetent temporarily or permanently resides, a residential care facility, rest home, sanitarium or similar entity at which the incompetent temporarily or permanently resides, or a person or entity who has been designated by the Social Security Administration as the recipient or custodian for Social Security benefits for the incompetent. Any such guardian, conservator, relative, attorney-in-fact or other person or entity shall have full authority and discretion to expend such distribution for the use and benefit of the minor or incompetent. The receipt of the distribution by such guardian, conservator, relative, attorney-in-fact or other person or entity shall be a complete discharge to the Plan, Plan Administrator and Trustee, without any responsibility on its part or the part of the Plan Administrator or Trustee to see to the application thereof. A Participant or Beneficiary shall be deemed incompetent if he is incapable of properly using, expending, investing or otherwise disposing of the distribution, and a court order or the written opinion of a qualified physician, psychiatrist or psychologist setting forth facts consistent with the standards outlined in this Section is presented to the Plan Administrator.

21.12	Missing Persons

Notwithstanding any provision in this Plan and Trust to the contrary, if the Plan Administrator is unable to locate any Former Participant who is entitled to benefits under this Plan within three (3) years of the date he becomes entitled to a distribution from the Trust Fund, any amounts being held for his behalf shall be forfeited and used to reduce the Employer’s contributions to the Plan and Trust. The Plan Administrator shall proceed with due diligence in attempting to locate any Former Participant. Provided, however, no forfeiture shall occur until the Plan Administrator has mailed the Former Participant a notice of the benefits and the provisions of this section to his last known address, via U.S. Mail postage prepaid, return receipt requested. And, provided further, if the Former Participant is located subsequent to such forfeiture, the forfeited amount shall be reinstated and the Former Participant shall receive a distribution of his Vested Accrued Benefit in accordance with the provisions of the Plan.

21.13	Merger or Consolidation

This Plan and Trust may be merged or consolidated with, or its assets or liabilities may be transferred to, any other plan only if the benefits which would be received by each Participant of this Plan, in the event of a termination of the Plan immediately after such merger, consolidation or transfer, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the merger, consolidation or transfer. The Trustee possesses the specific authority to enter into agreements with the Trustees of other retirement plans described in Code Section 401(a) to effect a merger or consolidation with such other retirement plan or the direct transfer of Plan assets to or from such other retirement plan.

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21.14	Prohibition Against Diversion of Funds

It shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, except as provided in Sections 17.04 and 21.17.

21.15	Period of the Trust

If it shall be determined that the applicable State law requires a limitation on the period during which this Trust shall continue, then such Trust shall not continue for a period longer than twenty-one (21) years following the death of the last of those Participants, including future Participants, who are living at the Effective Date hereof. At least one hundred eighty (180) days prior to the end of the twenty-first (21st) year as described in the first sentence of this Section, the Plan Sponsor, the Plan Administrator and the Trustee shall provide for the establishment of a successor Trust and transfer of Plan assets to the Trustee of such successor Trust. If applicable State law places no such limitation, then this Section shall not be operative.

21.16	Misstatement of Age

If a Participant or Beneficiary misstates or misrepresents his age, date of birth or any other material information to the Employer, Plan Administrator or Trustee, the amount, terms and conditions of any benefits payable from the Plan which are attributable to periods prior to the discovery of such misstatement or misrepresentation shall be limited to the lesser (or more restrictive) of: the amount, terms and conditions determined based on the misstated information; or the amount, terms and conditions determined based on the correct information. The Plan Administrator shall have sole and absolute authority for applying the preceding sentence.

21.17	Return of Contributions to the Employer

(a)	Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or on behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then the Plan shall be void as of the effective date of this Agreement and all amounts contributed to the Plan by the Employer or Employees, plus investment earnings thereon, less expenses paid, shall be returned to the Employer or Employees within one (1) year following the date of such final determination, the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

(b)	Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund that is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is or would be disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement within the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Investment earnings attributable to such disallowed amount shall not be returned, but any investment losses attributable thereto shall reduce the amount so returned.

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(c)	Notwithstanding any provisions to the contrary, if any contribution (or portion thereof) by the Employer to the Trust is made as a result of a mistake of fact, the Employer may demand repayment of such mistaken amount and the Trustee shall return such mistaken amount within one (1) year following the time it was made. Investment earnings attributable to such mistaken amount shall not be returned, but any investment losses attributable thereto shall reduce the amount so returned.

21.18	Counterparts

This Plan and Trust may be executed in any number of counterparts, each of which shall be deemed to be an original, and the counterparts shall constitute one and the same instrument.

21.19	Limitations Based on Funded Status of the Plan

Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Code Section 436 effective for Plan Years beginning on or after February 1, 2008, except to the extent the exception under Code Section 436(d)(4) applies:

(a)	In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals shall cease during the period benefit accruals are restricted under the provisions of Code Section 436(e). The benefit accruals that were not permitted to accrue pursuant to the application of the provisions of the preceding sentence shall be restored automatically as of the 436 measurement date the limitations under Code Section 436(e) cease to apply, if (i) the continuous period of the limitation is 12 months or less, and (ii) the Plan’s enrolled actuary certifies that the adjusted funding target attainment percentage for the Plan would not be less than 60 percent taking into account the restored benefit accruals for the prior Plan Year.

(b)	In the event the Plan’s adjusted funding target attainment percentage for a Plan Year falls below the threshold defined under Code Section 436(d)(1) and/or (3), the Funding Agent shall, as directed by the Plan Administrator, cease payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of Code Section 436(d).

(c)	In no event shall a prohibited payment be paid during any period the Employer is a debtor in a case under Title 11, United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Code Section 436(d)(2).

(d)	In no event shall an amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable become effective during the period such amendment would violate the provisions of Code Section 436(c).

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(e)	If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code Section 436(d)(1) or (2), the Participant or Beneficiary, as applicable, shall be eligible to elect another form of benefit available under the Plan or to defer payment to a later date (to the extent permitted under applicable qualification requirements).

(f)	If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code Section 436(d)(3), a Participant or Beneficiary, as applicable, shall be eligible to defer his entire payment to a later date (to the extent permitted under applicable qualification requirements) or to bifurcate the benefit into unrestricted and restricted portions. If a Participant or Beneficiary elects to bifurcate the benefit, the Participant or Beneficiary shall be eligible to elect, with respect to the unrestricted portion of the benefit, any optional form otherwise available under the Plan with respect to the Participant’s or Beneficiary’s entire benefit and in such a case, if the Participant or Beneficiary elects payment of the unrestricted portion of the benefit in the form of a prohibited payment, the Participant or Beneficiary shall be eligible to elect:

(i)	to receive payment of the restricted portion of the benefit in any optional form of benefit under the Plan that is not a prohibited payment and that would have been permitted with respect to the Participant’s or Beneficiary’s entire benefit; or

(ii)	if the Plan Administrator has determined in a consistent and nondiscriminatory manner that a Participant or Beneficiary may defer only the restricted portion of his benefit, to defer commencement of the restricted portion of his benefit until after the restrictions on prohibited payments lapse (to the extent permitted under applicable qualification requirements) and receive said amount in any optional form of payment available under the Plan. Such election shall be subject to any other applicable qualification requirements, shall be treated as a new Annuity Starting Date, and shall be made in accordance with all Plan rules regarding elections of forms of benefit.

For purposes of this Section, the terms “adjusted funding target attainment percentage,” “prohibited payment,” “unrestricted portion of the benefit,” and “restricted portion of the benefit” shall have the meanings given under Code Section 436, the regulations thereunder, and any applicable Internal Revenue Service guidance.

In the event that the provisions of this Section 21.19 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

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21.20	Limitations on Unpredictable Contingent Event Benefit

Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, if a Participant or Beneficiary is entitled to an “unpredictable contingent event benefit” (as defined under Code Section 436(b)) with respect to any event occurring during any Plan Year, such unpredictable contingent event benefit shall not be provided to such Participant or Beneficiary if the Plan’s adjusted funding target attainment percentage (as defined in Section 21.19) for such Plan Year is less than 60 percent or would be less than 60 percent taking into account such occurrence; provided, however, that such unpredictable contingent event benefit shall become payable if and when the Plan meets the exemption under Code Section 436(b)(2).

In the event that the provisions of this Section 21.20 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

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IN WITNESS WHEREOF, the Plan Sponsor has caused this Agreement to be executed by its duly authorized representative, and the Trustees and Plan Administrator have accepted their appointment and affixed their signatures hereto.

Executed this _______day of ________________, 20____.

PLAN SPONSOR:	IN THE PRESENCE OF:

BLONDER-TONGUE LABORATORIES, INC.	(WITNESS)

By:
(Name and Title)

TRUSTEES:

By:
James Luksch

By:
Robert Palle